Exhibit 10.14

THE LIMITED PARTNER INTERESTS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH APPLICABLE FEDERAL, STATE OR FOREIGN SECURITIES LAWS. IN ADDITION, TRANSFER OR OTHER DISPOSITION OF THE INTERESTS IS RESTRICTED AS PROVIDED IN THIS AGREEMENT.

AGREEMENT OF LIMITED PARTNERSHIP

OF

AQUILEX HOLDCO L.P.

Dated as of December 15, 2008

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ARTICLE V.
EXPENSES

Section 5.01	General Partner Expenses	19
Section 5.02	Partnership Expenses	19
Section 5.03	Sources of Funds for Funding by the Partners of Partnership Expenses	19

ARTICLE VI.
CAPITAL ACCOUNTS; ALLOCATIONS; DISTRIBUTIONS

Section 6.01	Capital Accounts	19
Section 6.02	Adjustments to Capital Accounts	20
Section 6.03	Distributions	24
Section 6.04	Loans and Withdrawal of Contributions	26

ARTICLE VII.
RESTRICTIVE COVENANT; CLAWBACK

Section 7.01	Restrictive Covenants	26

ARTICLE VIII.
DISSOLUTION OF THE PARTNERSHIP

Section 8.01	Dissolution	28
Section 8.02	Liquidation of Partnership	28
Section 8.03	Distribution Upon Dissolution of the Partnership	28
Section 8.04	Withdrawal, Death or Disability of a Limited Partner	29

ARTICLE IX.
TRANSFERABILITY OF A LIMITED PARTNER’S INTEREST

Section 9.01	Restrictions on Disposition, Pledge or Hypothecation	29
Section 9.02	Sales by OTPPB Subject to Tag-Along Rights	30
Section 9.03	Grant of Drag-Along Rights to OTPPB	33
Section 9.04	Additional Restriction	34

ARTICLE X.
REGISTRATION RIGHTS

Section 10.01	IPO Conversion	35
Section 10.02	Demand Registration	36

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-iii-

AGREEMENT OF LIMITED PARTNERSHIP

OF

AQUILEX HOLDCO L.P.

AGREEMENT OF LIMITED PARTNERSHIP of Aquilex Holdco L.P., a Delaware limited partnership (the “Partnership”), dated as of December 15, 2008 (this “Agreement”), among Aquilex Holdco GP LLC, a Delaware limited liability company, as general partner (the “General Partner”), and Ontario Teachers’ Pension Plan Board (“OTPPB”) and the other signatories hereto, as limited partners (collectively, the “Limited Partners”). The General Partner and the Limited Partners are collectively referred to as the “Partners”.

WHEREAS, Aquilex Acquisition Sub III, LLC, a Delaware limited liability company wholly owned by OTPPB (“BidCo”), entered into a Unit Purchase Agreement, dated October 4, 2008 and as amended (the “UPA”), with Harvest Partners V, L.P., Harvest Partners, LLC, Aquilex Holdings LLC (“Aquilex”) and the other Sellers (as defined therein), pursuant to which BidCo will acquire all of the outstanding equity interests in Aquilex other than the Rollover Units (as defined in the UPA) simultaneously with the execution and delivery of this Agreement;

WHEREAS, simultaneously with the execution and delivery of this Agreement OTTPB, BidCo and certain individuals are entering into a Contribution Agreement, dated the date hereof (the “Contribution Agreement”), pursuant to which (i) OTTPB will contribute cash and all of the outstanding equity interests in BidCo to the Partnership in exchange for LP Interests (as defined below) in the Partnership, (ii) the General Partner will contribute cash to the Partnership in exchange for the GP Interest (as defined below) and (iii) certain individuals will contribute their Rollover Units to the Partnership in exchange for LP Interests in the Partnership, in each case simultaneously with the execution and delivery of this Agreement;

WHEREAS, the Partners desire that the Partnership be structured and operated in compliance with the Pension Benefits Act (Ontario), the regulations thereunder and any other legislation to which OTPPB is subject; and

WHEREAS, simultaneously with the execution and delivery of this Agreement, OTPPB and BidCo are executing and delivering a Reimbursement Agreement, dated the date hereof (the “Reimbursement Agreement”), pursuant to which, among other things, BidCo will reimburse OTPPB for expenses incurred by OTPPB with respect to the structuring, implementation and financing of the transactions contemplated by the UPA, the Contribution Agreement and this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.01 Certain Definitions.

(a) As used herein, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this Agreement, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“AFR” means the mid-term applicable federal rate determined under Section 1274 of the Code.

“Aquilex Corporation” means Aquilex Corporation, a Delaware corporation.

“Applicable Law” means, with respect to any Person, any Law to which such Person, or any of its assets or property, is subject.

“Bad Leaver Event” means, with respect to a Management Limited Partner, such Management Limited Partner ceasing to be employed by BidCo or any of its Subsidiaries for any reason other than a Good Leaver Event or a Retirement Leaver Event.

“Book Value” means, for any asset of the Partnership, its adjusted basis for federal income tax purposes, except that the initial Book Value of any asset contributed by a Partner to the Partnership shall equal the gross Fair Value of the asset, and the Book Value will thereafter be adjusted in accordance with the Code and the Treasury regulations thereunder. For the avoidance of doubt, the initial Book Value of the Rollover Units contributed by the Management Limited Partners shall be the amounts set forth in such Management Limited Partners’ respective LP Interest Agreements.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City or Toronto, Ontario are authorized by law to close.

“Cause” means a Management Limited Partner’s (i) willful and continued failure to perform his or her material duties with respect to BidCo or its Affiliates (except where due to a physical or mental incapacity) which continues beyond ten (10) Business Days after a written demand for substantial performance is delivered to the Management

Limited Partner by the Partnership or BidCo or any of its Subsidiaries, (ii) conviction of or plea of nolo contendere to (A) the commission of a felony by the Management Limited Partner or (B) any misdemeanor that is a crime of moral turpitude, (iii) willful and gross misconduct by the Management Limited Partner in connection with his employment duties or (iv) breach of any non-competition, non-solicitation or confidentiality provisions to which the Management Limited Partner is subject under any employment or other agreement with the Partnership or BidCo or any of its Subsidiaries.

“Change in Control” means (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Partnership and its Subsidiaries, taken as whole, to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act) other than OTPPB, its Affiliates, the Partnership, any Management Limited Partner or any employee benefit plan or trust of Aquilex (collectively, the “Excluded Entities”) or (ii) any person or group other than the Excluded Entities is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the equity interests in the Partnership or BidCo, including pursuant to any merger, consolidation or otherwise but excluding any public offering of such equity interests registered under the Securities Act.

“Closing” means the Closing under the UPA, as defined therein.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Interests” means the common LP Interests in the Partnership, which shall have the rights, powers and preferences set forth in this Agreement.

“Confidential Information” shall mean information, other than Trade Secrets, that is of value to the Partnership and/or its Subsidiaries and is treated as confidential by the Partnership and/or its Subsidiaries, including but not limited to, business plans, strategies, information regarding executives and employees, and information of a type described in the definition of Trade Secrets but which may not fall expressly within such definition and yet is treated as confidential by the Partnership and/or its Subsidiaries or any of their businesses.

“Default Call Event” means (i) any insolvency, bankruptcy, liquidation, or a similar proceeding against any Management Limited Partner, or (ii) the creation of a pledge, lien, or encumbrance on any interest in any LP Interest held by any Management Limited Partner.

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. §17.01 et seq., as amended from time to time.

“Employment” means the period during which a Management Limited Partner is employed with BidCo or its Subsidiaries.

“Encumbrance” means any lien, pledge, charge, claim, encumbrance, security interest, option, mortgage or similar restriction, whether perfected or unperfected.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Value” means, with respect to any non-cash consideration, the fair market value of such consideration as determined in good faith by the General Partner as of such date.

“Good Leaver Event” means, with respect to a Management Limited Partner, the termination of such Management Limited Partner’s employment with BidCo or any of its Subsidiaries (A) due to the death of such Management Limited Partner, (B) by BidCo or any of its Subsidiaries due to such Management Limited Partner’s physical or mental incapacity to perform his usual duties where such condition is, in the determination of the General Partner, likely to remain continuously and permanently, (C) by BidCo or any of its Subsidiaries without Cause, (D) by such Management Limited Partner for a Special Event or (E) due to non-renewal of such Management Limited Partner’s employment agreement by BidCo or any of its Subsidiaries.

“Governmental Authority” means any instrumentality, subdivision, court, administrative agency, commission, official or other authority of the United States or any other country or any state, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any stock exchange authority. For greater certainty, OTPPB is a statutory corporation and is not a Governmental Authority.

“Hurdle Amount” means, with respect to any Profits Interest, the amount that must be distributed per Common Interest under Section 6.03(a) before such Profits Interest will be entitled to receive any distributions pursuant to Section 6.03(a) (which is intended to result in such Profits Interest constituting a “profits interest” in the Partnership within the meaning of Revenue Procedure 93-27, 1993-2 C.B. 343, as clarified by Revenue Procedure 2001-43, 2001-2 C.B. 191). Whenever Profits Interests are issued after the date hereof, the Hurdle Amount of each such Profits Interest will equal the aggregate booked up Capital Account of a Common Interest based on the net fair market value of the Partnership immediately prior to the issuance of such new Profits Interests.

“Internal Rate of Return” means, as of the date of any receipt of Proceeds, the annual discount rate which would cause the aggregate net present value of such Proceeds and all previously received Proceeds to equal the sum of (a) OTPPB’s initial capital contributions in respect of the Common Interests of the Partnership and (b) the aggregate net present value of all subsequent capital contributions made by OTPPB in the Common Interests of the Partnership determined using the same annual discount rate, in each case with such net present value being determined as of the date of this Agreement and any non-cash Proceeds being valued at their Fair Value as of their receipt date.

“IPO” means the first public offering of common stock of a Registrant registered under the Securities Act.

“Law” means any law, statute, ordinance, rule, regulation, code, order, judgment, injunction or decree enacted, issued, promulgated, enforced or entered by any government entity, quasi-governmental entities or self-regulatory organization exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or by any stock exchange authority.

“Limited Partner” means, at any time, any Person who is at such time a limited partner of the Partnership and shown as such on the books and records of the Partnership and in the LP Interest Agreements.

“Liquidity Event” means the earlier to occur of (A) an IPO or (B) a Change in Control.

“LP Interest Agreement” means any of those certain agreements between the Partnership and each Limited Partner as contemplated by Section 2.06 of this Agreement, which set forth, among other things, a Limited Partner’s Common Interests, Profits Interests, and Capital Contributions in the Partnership and which are incorporated by reference into, and deemed part of, this Agreement.

“Management Limited Partners” means individuals who may be so designated by the General Partner as such from time to time.

“NASDAQ” means The NASDAQ Stock Market, Inc.

“Non-Qualified Person” shall mean any Person who the General Partner reasonably determines, in good faith, is (i) directly or indirectly engaged in any business which competes with any material business of BidCo or any of its Subsidiaries, (ii) any customer or supplier of BidCo or any of its Subsidiaries, (iii) an adverse party in any significant legal or arbitration proceeding with BidCo or any of its Subsidiaries, (iv) a Person whose equity ownership in Partnership may be adverse to BidCo, any of its Subsidiaries or any of their businesses, or (v) an Affiliate of any Person described in clauses (i) through (iv).

“Paid-in Capital” means, with respect to any Partner as of any determination date, the initial capital contribution made by such Partner as of the date of this Agreement in exchange for Common Interests as set forth in such Partner’s LP Interest Agreement, or, solely in the case of the General Partner, on Annex A plus the aggregate of any cash and the Fair Value of any other consideration subsequently contributed to the Partnership by such Partner in exchange for Common Interests prior to such date less the aggregate of any cash and the Fair Value of any other consideration distributed to such Partner by the Partnership with respect to Common Interests pursuant to Section 6.03(a) prior to or on such date, provided, however, that the Paid-in Capital shall not be less than zero.

“Paid-in Capital Percentage” means, with respect to any Partner as of any determination date, such Partner’s Paid-in Capital as of such date divided by the aggregate Paid-in Capital of all Partners as of such date.

“Partner” means the General Partner and each Limited Partner.

“Performance Vested Profits Interest” means the performance vested limited partnership profits interests of the Partnership, which shall have the rights, powers and preferences set forth in this Agreement.

“Person” means any individual, corporation, partnership, limited liability company, joint stock company, joint venture, association, company, trust, unincorporated organization, entity or any governmental authority or political subdivision or any agency, department or instrumentality thereof.

“Proceeding” means any action, claim, suit, investigation or proceeding by or before any arbitrator or Governmental Authority.

“Proceeds” means, as of any determination date, the aggregate of any cash and the Fair Value of any other consideration (i) distributed by the Partnership to OTPPB in respect of OTPPB’s Common Interests pursuant to Section 6.03(a) prior to or on such date, and/or (ii) received by OTPPB (net of any sale expenses) from any sale of its Common Interests prior to or on such date to any Person or Persons who is not an Affiliate of OTPPB.

“Profits Interests” means the Performance Vested Profits Interests and the Time Vested Profits Interests.

“Pro Rata Portion” means, as to any Partner as of any determination date, the total Common Interests and Profits Interest (whether vested or unvested) owned by such Partner divided by the total Common Interests and Profits Interests (whether vested or unvested) then outstanding.

“Public Offering” means a sale of Registrable Securities pursuant to an effective registration statement filed under the Securities Act with the SEC.

“Redemption Price” means the amount distributable to a Partner upon redemption of its LP Interests pursuant to Section 11.01, Section 11.02 or Section 11.03 or, applicable LP Interest Agreement, as the case may be.

“Registrant” means Newco or New BidCo.

“Registrable Securities” means any Newco Conversion Shares or BidCo Conversion Shares and any equity securities issued or issuable in respect of such shares (including by way of stock dividend, stock split, distribution, exchange, combination, merger, recapitalization, reorganization or otherwise); provided, however, that notwithstanding the foregoing no such Newco Conversion Shares, BidCo Conversion Shares or equity securities shall constitute Registrable Securities (a) after they have been sold in a public offering registered under the Securities Act, (b) at any time when they may be sold without restrictions under Rule 144 under the Securities Act (or any successor provision) and such sale is not prohibited by a Holdback Agreement or any other agreement substantially similar to a Holdback Agreement, or (c) until the ownership thereof has fully vested in the holder thereof.

“Registration Expenses” means all costs, fees and expenses in connection with the Registrant’s performance of or compliance with Article X including all costs, fees and expenses incurred in connection with (i) registration, filing and compliance under any securities or blue sky laws, (ii) printing certificates for any Registrable Securities in a form eligible for deposit with The Depository Trust Company, (iii) messenger and delivery services, (iv) internal expenses (including all salaries and expenses of the Registrant’s officers and employees performing legal or accounting duties), (v) retention of independent certified public accountants (including any management review, cold comfort letters or any special audits required by or incident to such performance and compliance), (vi) Securities Act liability insurance (if the Registrant elects to obtain such insurance), (vii) the reasonable fees and expenses of any special experts retained by the Registrant in connection with such Registration, fees and expenses of other Persons retained by the Registrant, (viii) the retention of legal counsel by the Registrant in connection with any of the foregoing, (ix) the retention of legal counsel by OTPPB in connection with a Demand Registration, including local counsel and (x) retention of not more than one legal counsel and local counsel (collectively, the “Holders’ Counsel”) for the holders of Registrable Securities participating in the relevant Registration, which shall be selected by the holders of a majority of such Registrable Securities. For the avoidance of doubt, Registration Expenses do not include any underwriting fees, discounts or commissions attributable to the sale of securities or fees and expenses of legal counsel representing the holders of Registrable Securities (other than the Holders’ Counsel) incurred in connection with the sale of Registrable Securities, all of which fees, discounts, commissions and expenses shall be borne by the holders of Registrable Securities.

“Related Person” means, with respect to any Partner, any Affiliate of such Partner (other than the Partnership or any of its Subsidiaries) and any officer, director, partner, stockholder, employee, agent or representative of such Partner or any such Affiliate.

“Retirement Leaver Event” means the retirement of a Management Limited Partner from BidCo or any of its Subsidiaries which is both (1) after such person has reached age 65 and (2) after the second anniversary of the Closing.

“SEC” means, at any time, the Securities and Exchange Commission or any other federal agency at such time administering the Securities Act.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Special Event” means, with respect to any Management Limited Partner, an event specifically designated as a Good Leaver Event in a Limited Partner’s LP Interest Agreement.

“Special Management Limited Partners” means, for so long as they are employed by BidCo or its Subsidiaries, each of Jay Ferguson and L.W. Varner, Jr. and such other Persons who are senior management employees of BidCo or any of its Subsidiaries as determined by the General Partner.

“Subsidiary” means, with respect to any Person, (a) any corporation of which at least a majority of the outstanding shares of capital stock are beneficially owned, directly or indirectly, by such Person, any of its other Subsidiaries or any combination thereof or (b) any Person other than a corporation in which such Person, any of its other Subsidiaries or any combination thereof beneficially owns, directly or indirectly, at least a majority of the total equity or other ownership interest therein.

“Third Party” means any Person that is not a Partner or an Affiliate of a Partner.

“Time Vested Profits Interests” means the time vested limited partnership profits interests of the Partnership, which shall have the rights, powers and preferences set forth in this Agreement.

“Trade Secrets” shall mean, individually or collectively, any information regarding the Partnership, any of its Subsidiaries or any of their businesses that is proprietary, unique, not generally known by persons outside the Partnership, its Subsidiaries or their businesses, including, without limitation, technical and non-technical information, data, formulae, programs, processes, sales and marketing data, customer information, both actual and prospective, financial data, product plans, manufacturing specifications and plans, equipment specifications and modifications, suppliers, pricing methods and terms, and which (1) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use; and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

“Triggering Event” means any Bad Leaver Event, Good Leaver Event, Retirement Leaver Event or Default Call Event.

“U.S.” means the United States of America.

“Vested Profits Interests” means Profits Interests that have vested pursuant to the terms of this Agreement.

(b) The following terms shall have the meanings set forth in the following Sections:

Term	Section
Additional Limited Partner	2.06
Additional Performance Vesting Event	4.04(b)(ii)
Aggregate Equity Value	10.01(a)
Agreement	Preamble
Aquilex	Recitals
Authorized Representative	3.05
BidCo	Recitals
BidCo Aggregate Equity Value	10.01(b)
BidCo Conversion Shares	10.01(b)
Capital Account	6.01
Contribution Agreement	Recitals
Demand Notice	10.02(b)
Demand Registration	10.02(a)
Demand Request	10.02(a)
Drag-Along Sale	9.03(a)
Dragged Partner	9.03(a)
Fair Market Value	11.05(a)
Fiscal Year	3.03(b)
Former Partner	11.07(b)
General Partner	Preamble
GP Interest	4.01(a)
Holdback Agreement	10.08
Holdback Period	10.08
Holders’ Counsel	Definition of Registration Expenses
Incidental Registration	10.03(a)
IRS Notice	4.06
Losses	6.02(d)(1)
LP Interests	4.01(a)
Minimum Distributions	6.03(g)
New BidCo	10.01(b)

Term	Section
Newco	10.01(a)
Newco Conversion Shares	10.01(a)
Non-compete Period	7.01(a)
Non-solicit Period	7.01(b)
OTPPB	Preamble
Partners	Preamble
Partnership	Preamble
Performance Criteria	4.04(b)(i)
Permitted Transfer	9.01(b)
Permitted Transferee	9.01(b)
Piggyback Request	10.02(b)
Profits	6.02(d)(1)
Proposed Revenue Procedure	4.06
Proposed Purchasers	9.02(a)
Registrant	10.02(a)
Registration	10.04
Reimbursement Agreement	Recitals
Response Deadline	9.02(b)
Response Notice	9.02(b)
Rollover Units	Recitals
Sale Percentage	9.02(a)
Tag-Along Notice	9.02(a)
Tag-Along Right	9.02(b)
Tag-Along Sale	9.02(a)
Tagging Interests	9.02(b)
Tagging Partner	9.02(b)
Tax Matters Partner	3.04(b)
Third Party Sale	9.02(a)
Transfer	9.01(a)
UPA	Recitals

SECTION 1.02 Other Definitional Provisions. Unless the express context otherwise requires:

(a) any reference to any contract, instrument, statute, rule, regulation or standard is a reference to it as amended and supplemented from time to time (and, in the case of a statute, rule, regulation or standard to any successor provision);

(b) any reference in this Agreement to a “day” or a number of “days” (without the explicit qualification of “business”) shall be interpreted as a reference to a calendar day or number of calendar days;

(c) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(d) the terms “dollars” and “$” mean the lawful currency of the United States;

(e) references herein to any Article, Section, Subsection, Exhibit, Annex or Schedule shall refer, respectively, to Articles, Sections, Subsections, Exhibits, Annexes or Schedules of this Agreement (except where otherwise expressly stated);

(f) the words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and

(g) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”.

ARTICLE II.

GENERAL PROVISIONS

SECTION 2.01 Establishment of Partnership. The parties hereto hereby establish a limited partnership under the Delaware Act for the purposes set forth in this Agreement.

SECTION 2.02 Partnership Name. The name of the Partnership is Aquilex Holdco L.P.

SECTION 2.03 Office; Registered Agent.

(a) The name and address of the Partnership’s registered agent in the State of Delaware is: The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The Partnership shall maintain a registered office in the State of Delaware at the same address, or such other place as the General Partner shall determine in its discretion in accordance with applicable Law.

(b) The business address of the General Partner shall be c/o Teachers Private Capital, 5650 Yonge Street, Toronto, Ontario, M2M 4H5, Canada, or such other place as the General Partner shall determine in its discretion.

SECTION 2.04 Purposes of the Partnership.

(a) The sole purpose of the Partnership is to hold and, when determined appropriate by the General Partner in its sole discretion, to dispose of the outstanding membership interests in BidCo and, indirectly, Aquilex and its Subsidiaries, and matters necessarily incidental to the foregoing.

(b) The Partnership may not invest in any entities or engage in any activities other than as permitted by Section 2.04(a) and shall not be paid any fees for acting as permitted by this Agreement.

(c) Subject to the limitations contained in Section 2.04(a) and (b), the Partnership shall have the power to do any and all acts that the General Partner deems necessary, appropriate or desirable to carry out the foregoing. Any and all of such powers may be exercised on behalf of the Partnership by the General Partner pursuant to this Agreement.

SECTION 2.05 Liability of the Partners Generally.

(a) Except as otherwise provided in the Delaware Act, the General Partner shall have the liabilities of a partner in a partnership without limited partners to Persons other than the Partnership and the Limited Partners. Except as otherwise expressly provided herein, the General Partner shall have no liabilities to the Partnership or the Limited Partners. The Limited Partners shall have no liability under this Agreement except as provided herein or by the Delaware Act.

(b) Except as otherwise provided in the Delaware Act or the Contribution Agreement, no Partner or former Partner shall be obligated to make any capital contribution to the Partnership or have any liability for the debts, obligations or losses of the Partnership.

(c) No Partner shall be obligated to restore, by way of Capital Contribution or otherwise, any deficit in the Capital Account of such Partner or of any other Partner (if such deficit occurs).

SECTION 2.06 Admission of Limited Partners; Additional Limited Partners.

(a) On the date of this Agreement, each Person who signs an LP Interest Agreement shall become a Limited Partner (and shall be shown as such on the books and records of the Partnership) upon execution and delivery by such Person and the General Partner of counterparts of this Agreement and such Partner’s LP Interest Agreement, subject to the terms of this Agreement.

(b) The General Partner may, in its sole discretion, cause the Partnership to admit as additional Limited Partners from time to time (each, an “Additional Limited Partner”) (i) any employee who becomes a Management Limited Partner who makes an independent investment decision to invest in the Partnership, (ii) any person who provides debt financing to BidCo, Aquilex or their Subsidiaries in connection with the acquisition of Aquilex or any follow-on acquisition by Aquilex,

(iii) any other party in connection with a follow-on acquisition by Aquilex where such party has made an independent investment decision or (iv) in connection with a sale pursuant to Sections 9.01, 9.02 or 9.03 where such party has made an independent investment decision. The admission of any Additional Limited Partner to the Partnership pursuant to this Section shall not require the approval of any Limited Partner. Each Person to be admitted to the Partnership as a limited partner from time to time shall sign a LP Interest Agreement and become a Limited Partner (and shall be shown as such on the books and records of the Partnership) upon execution and delivery by such Person and the General Partner of counterparts of this Agreement and such Partner’s LP Interest Agreement, subject to the terms of this Agreement.

SECTION 2.07 Ownership of Property. Legal title to all assets, rights and property, whether real, personal or mixed, conveyed or held or acquired by the Partnership shall reside in the Partnership and shall be conveyed only in the name of the Partnership and no Partner, individually, shall have any ownership of such assets, rights or property.

SECTION 2.08 Duration. The term of the Partnership shall be perpetual unless terminated pursuant to Article VIII (Dissolution of the Partnership) of this Agreement.

ARTICLE III.

MANAGEMENT AND OPERATIONS OF THE PARTNERSHIP

SECTION 3.01 Management Generally.

(a) The management and control of the Partnership shall be vested exclusively in the General Partner. No Limited Partner shall have any right to, nor shall it, take part in the management or control of the Partnership or act for, assume any obligation or responsibility on behalf of, or bind the Partnership or the General Partner (or authorize any other Person to do so) in any respect. Except as provided in this Agreement or as required by Law, no Limited Partner shall have any voting rights with respect to the Partnership or any right or power to remove the General Partner as the general partner of the Partnership or to cause the termination and dissolution of the Partnership.

(b) The Partnership shall not pay any fee to the General Partner or any Affiliate of any Partner for acting on behalf of the Partnership in any capacity, other than reimbursement of its expenses on behalf of the Partnership in accordance with Article V (Expenses) or pursuant to the Reimbursement Agreement.

SECTION 3.02 Authority of the General Partner. The General Partner shall have the power on behalf of and in the name of the Partnership to carry out any and all of the objects and purposes of the Partnership in accordance with this

Agreement and to perform all acts which it may, in its sole discretion, deem necessary or desirable in connection therewith except as expressly limited in this Agreement or under the Delaware Act. The Limited Partners agree that all determinations, decisions and actions made or taken by the General Partner shall be conclusive and absolutely binding upon the Partnership, the Limited Partners and their respective successors, assigns and personal representatives.

SECTION 3.03 Books and Records; Accounting Method; Fiscal Year.

(a) The General Partner shall keep or cause to be kept at the address of the General Partner (or at such other place as the General Partner shall advise the other Partners in writing) full and accurate books and records of the Partnership, which shall be maintained in accordance with generally accepted accounting principles in the U.S. consistently applied. For U.S. federal income tax purposes, the books of account shall be maintained on the accrual method of accounting. Each Limited Partner shall be shown as a limited partner of the Partnership on such books and records. Subject to Section 3.05, such books and records shall be available, upon ten (10) Business Days’ written notice to the General Partner, for inspection at the offices of the General Partner (or such other location designated by the General Partner, in its sole discretion) at reasonable times during business hours on any Business Day for inspection by any Limited Partner or its duly authorized agents or representatives for any purpose reasonably related to such Limited Partner’s interest in the Partnership. Each Limited Partner agrees that (i) such books and records contain confidential information relating to the Partnership and its affairs, and (ii) the General Partner shall have the right pursuant to Section 17-305 of the Delaware Act to prohibit or otherwise limit, in its reasonable discretion, the making of any copies of such books and records.

(b) Unless otherwise required by law or determined by the General Partner, the “Fiscal Year” of the Partnership shall be the calendar year.

SECTION 3.04 Partnership Tax Matters.

(a) The General Partner shall cause to be prepared and timely filed all tax returns required to be filed for the Partnership. The Partnership intends to be treated as a partnership for U.S. Federal income tax purposes and will not make any election inconsistent therewith. The General Partner may, in its discretion, make, or refrain from making, any other income or other tax elections for the Partnership that it deems necessary or advisable, including an election pursuant to Section 754 of the Code. Each Partner shall report partnership items on the Partner’s tax returns in a manner which is consistent with the treatment of such items on the Partnership’s tax returns.

(b) The General Partner is hereby designated as the Partnership’s “Tax Matters Partner” under Section 6231(a)(7) of the Code. The General Partner is specifically directed and authorized to take whatever steps the General Partner, in its discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under U.S. Treasury regulations. The General Partner shall serve in a similar capacity with respect to any other applicable tax laws. Except to the extent prohibited by law, each Limited Partner hereby waives the right to participate in any administrative Proceedings relating to the determination of partnership items at the Partnership level. Expenses of such administrative Proceedings undertaken by the General Partner in its capacity as Tax Matters Partner shall be expenses of the Partnership. Each Limited Partner who elects to participate in such Proceedings shall be responsible for any expenses incurred by such Limited Partner in connection with such participation. The cost of any resulting audits or adjustments of a Limited Partner’s tax return shall be borne solely by the affected Limited Partner.

(c) The Partnership shall cause BidCo to make the necessary elections to be treated as a corporation for U.S. tax purposes and shall not revoke such election without the consent of the General Partner.

SECTION 3.05 Confidentiality. Without the prior written consent of the General Partner, each Limited Partner agrees to keep confidential, and not to use (other than for purposes reasonably related to its interest in the Partnership or for purposes of filing such Limited Partner’s tax returns or for other routine matters required by Law) nor to disclose to any Person, any information or matter relating to the Partnership or its affairs (other than disclosure to such Limited Partner’s tax, accounting, financial or legal advisors or other representatives responsible for matters relating to the Partnership (each such Person being hereinafter referred to as an “Authorized Representative”)); provided that such Limited Partner and its Authorized Representatives may make such disclosure to the extent that (i) the information being disclosed is publicly known at the time of the proposed disclosure by such Limited Partner or Authorized Representative or (ii) such disclosure, in the written opinion of legal counsel of such Limited Partner or Authorized Representative delivered and reasonably satisfactory to the General Partner, is required by Law. Prior to making any disclosure required by Law, each Limited Partner shall notify the General Partner that it or its Authorized Representative intends to make such disclosure, provide to the General Partner the legal opinion referred to above and provide the Partnership a reasonable opportunity to prevent or minimize such disclosure. Prior to any disclosure of information to any Authorized Representative, each Limited Partner shall advise such Authorized Representative of the obligations set forth in this Section and any failure by such Authorized Representative to comply with any such obligations will be deemed to be a breach by such Limited Partner of this Agreement.

SECTION 3.06 Reliance by Third Parties. Persons dealing with the Partnership are entitled to rely conclusively upon the power and authority of the General Partner as herein set forth.

ARTICLE IV.

PARTNERSHIP INTERESTS

SECTION 4.01 Partnership Interests.

(a) The ownership of the Partnership is represented by the General Partner’s interest (the “GP Interest”) and the Limited Partners’ interests (collectively, the “LP Interests”) in the Partnership. Each Partner shall have the rights, powers, duties and obligations provided for herein with respect to a Partner holding such interests.

(b) The General Partner shall be, and hereby is, granted the GP Interest as of the date of this Agreement in respect of its capital contributions made as of the date hereof. In addition to the other rights provided for in this Agreement, the GP Interest shall have the same rights under this Agreement as 39,743 Common Interests.

(c) The LP Interests may be issued in one or more classes. The initial classes of LP Interests shall be the Common Interests, the Time Vested Profits Interests and the Performance Vested Profits Interests.

(d) Subject to Section 2.04, Section 2.06 and Article X (Registration Rights), the Partnership may, in the sole and absolute discretion of the General Partner, issue LP Interests from time to time to current or Additional Limited Partners.

SECTION 4.02 Common Interests. As of the date of this Agreement, the General Partner and each Limited Partner shall be, and hereby are, issued Common Interests in respect of their capital contributions made as of the date hereof in the amounts set forth on the Management Limited Partner’s LP Interest Agreement, and OTPPB as a Limited Partner, or, in the case of the General Partner and OTPPB as a Limited Partner, on Annex A. Additional Common Interests may be issued in respect of additional capital contributions to the Partnership. Subject to applicable law, no Management Limited Partner other than a Special Management Limited Partner shall have the right to obtain information about the LP Interests, Profits Interests or Capital Account of any other Partner, said information being confidential.

SECTION 4.03 Time Vested Profits Interests.

(a) Each Management Limited Partner shall be granted Time Vested Profits Interests as of the date and in the amounts set forth in a LP Interest Agreement signed by the General Partner, on behalf of the Partnership, and such Management Limited Partner.

(b) Time Vested Profits Interests shall vest in equal installments on the first, second, third, fourth and fifth anniversaries of the date upon which such Time Vested Profits Interests were granted, subject to the Management Limited Partner remaining continuously actively employed with BidCo or any of its Subsidiaries through the applicable vesting date. Upon a Management Limited Partner ceasing to be employed by BidCo or any of its Subsidiaries for any reason prior to an applicable vesting date, any unvested Time Vested Profits Interests shall be automatically terminated and forfeited without compensation.

(c) Notwithstanding Section 4.03(b), all unvested Time Vested Profits Interests that remain outstanding and eligible for vesting will vest immediately upon (1) a Change in Control or (2) an IPO in which OTPPB sells at least 25% of its then-existing equity holdings in the Partnership or BidCo, or the Newco Conversion Shares or the BidCo Conversion Shares.

SECTION 4.04 Performance Vested Profits Interests.

(a) Each Management Limited Partner shall be and hereby is granted Performance Vested Profits Interests as of the date and in the amounts set forth in a LP Interest Agreement signed by the General Partner and such Management Limited Partner.

(b) The Performance Vested Profits Interests shall only vest if, at the time of a Liquidity Event, the Performance Criteria have been satisfied pursuant to clause (i) or (ii) of this Section 4.04(b), subject to the Management Limited Partner remaining continuously actively employed with BidCo or any of its Subsidiaries through the applicable vesting date. Upon a Management Limited Partner’s termination of employment for any reason prior to an applicable vesting date, any unvested Performance Vested Profits Interests shall be automatically terminated and forfeited without compensation.

(i) For purposes of this Agreement, “Performance Criteria” means both of the following conditions: (A) that the Proceeds received by OTPPB is equal to or greater than 2.0 times the aggregate capital contributions made by OTPPB with respect to its Common Interests and (B) the Proceeds received by OTPPB result in OTPPB recognizing an Internal Rate of Return on its aggregate capital contributions to the Partnership in respect of its Common Interests equal to or greater than 20%.

(ii) Provided that there has not been an earlier Liquidity Event, on the fifth anniversary (and each anniversary thereafter until the 10th anniversary) of the date of this Agreement, the General Partner shall, within a reasonable period, determine the Fair Market Value of the Partnership as of such anniversary date. If, based on such determination of Fair Market Value, the Performance Criteria would have been met had a Change in Control taken place at the Fair Market Value on the date of such anniversary, then the Internal Rate of Return test set forth in Section 4.04(b)(i)(B) will be deemed permanently satisfied (but vesting of the Performance Vested Profits Interests will still be subject to OTPPB’s subsequent actual achievement of the 2.0 times investment return requirement in Section 4.04(b)(i)(A)). If the Internal Rate of Return test is satisfied pursuant to the foregoing sentence and the 2.0 times investment return requirement in Section 4.04(b)(i)(A) is actually satisfied thereafter (the satisfaction of the Performance Criteria in this way, an “Additional Performance Vesting Event”) then the Performance Vested Profits Interests shall vest.

(c) The Performance Vested Profits Interests shall be forfeited and cancelled, either (a) at the time of a Liquidity Event, if either Performance Criteria has not been met as of such time or (b) upon the tenth anniversary of the Closing if the Performance Vested Profits Interests have not earlier vested pursuant to this Section 4.04.

SECTION 4.05 Adjustments for Recapitalizations, etc. In the event of any recapitalization of the Partnership or any change in the number of Common Interests equivalent to a stock split or reverse stock split, or any dividend in kind that is the equivalent of a stock split or a reverse stock split, the Management Profits Interests will be proportionately adjusted by the General Partner in good faith so as to not result in dilution or enhancement of equity.

SECTION 4.06 Safe Harbor Election for Profits Interests.

(a) By executing this Agreement, each Partner authorizes and directs the Partnership to elect to have the “Safe Harbor” described in the proposed Revenue Procedure (the “Proposed Revenue Procedure”) set forth in Internal Revenue Service Notice 2005-43 (the “IRS Notice”) apply to any interest in the Partnership transferred to a service provider by the Partnership on or after the effective date of the Proposed Revenue Procedure in connection with services provided to the Partnership. The Tax Matters Partner shall have the responsibility, after the effective date of the Proposed Revenue Procedure, for execution and filing of such Safe Harbor election as a “Safe Harbor Election” in accordance with Section 3.03(1) of the IRS Notice. The Partnership and each Partner hereby agree to comply, after the effective date of the Proposed Revenue Procedure, with all requirements of the Safe Harbor described in the IRS Notice, including, without limitation, the requirement that each Partner shall prepare and file any U.S. federal income tax returns such Partner is required to file reporting the income tax effects of each “Safe Harbor Partnership Interest” issued by the Partnership in a manner consistent with the requirements of the IRS Notice. A Partner’s obligations to comply with the requirements of this Section 4.06(a) shall survive such Partner’s ceasing to be a Partner of the Partnership and/or the termination, dissolution, liquidation and winding up of the Partnership, and, for purposes of this Section 4.06(a), the Partnership shall be treated as continuing in existence. Each Partner authorizes the Tax Matters Partner to amend this Section 4.06(a) to the extent necessary to achieve similar tax treatment with respect to any interest in the Partnership transferred to a service provider by the Partnership in connection with services provided to the Partnership as set forth in Section 4 of the IRS Notice (e.g., to reflect changes from the rules set forth in the IRS Notice in subsequent U.S. Department of Treasury or Internal Revenue Service guidance).

(b) In the event of forfeiture of any Profits Interests, the Partnership shall conform to requirements of the Treasury Regulations with respect to allocations of Profits and Losses.

(c) Each Partner to whom a Profits Interest is granted shall file a protective election under Section 83(b) of the Code within 30 days after the date of grant of such Profits Interests.

ARTICLE V.

EXPENSES

SECTION 5.01 General Partner Expenses. As between the General Partner and the Partnership, the General Partner shall be solely responsible for and shall pay all salaries and employee benefit expenses of the General Partner if any. The payment of any such expenses by the General Partner shall not be accounted for as a contribution to or income of the Partnership and shall in no way affect the Capital Account of the General Partner or any Limited Partner.

SECTION 5.02 Partnership Expenses. The Partnership shall be responsible for and shall pay all expenses of the Partnership not payable by the General Partner pursuant to Section 5.01 above. The General Partner may incur expenses on behalf of the Partnership and shall be reimbursed by the Partnership for such expenses.

SECTION 5.03 Sources of Funds for Funding by the Partners of Partnership Expenses. The Partners acknowledge that Partnership expenses shall be funded by or for the account of the Partners, through any one or more of the following sources of funds, as determined by the General Partner in its discretion:

(a) the withholding, pursuant to Section 6.03(c), of amounts (whether realized through the sale of Partnership assets or otherwise) distributable to the Partners; or

(b) reserves set aside pursuant to Section 6.03(c).

ARTICLE VI.

CAPITAL ACCOUNTS; ALLOCATIONS; DISTRIBUTIONS

SECTION 6.01 Capital Accounts. There shall be established for each Partner on the books and records of the Partnership, an account (a “Capital Account”), which shall initially be zero and which shall be adjusted as set forth in this Article VI. A Limited Partner’s Capital Account with respect to his Profits Interests shall initially be zero (0) and shall be adjusted as set forth in this Article VI.

SECTION 6.02 Adjustments to Capital Accounts.

(a) Capital Contributions.

(i) Cash Contributions. The amount of cash contributed or paid to the Partnership by any Partner shall be credited to the Capital Account of such Partner.

(ii) Equity Contributions. The value of contributions of equity contributed to the Partnership by any Partner pursuant to a Contribution Agreement signed by the Partnership and the Limited Partner shall be credited to the Capital Account of each Partner in the amounts set forth in such Contribution Agreement.

(b) The Capital Accounts of the Partners shall be increased or decreased in accordance with Treasury Regulations § 1.704-1(b)(2)(iv)(f) to reflect a revaluation of the property of the Partnership on the Partnership’s books as of the following times: (i) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis capital contribution; (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership assets as consideration for an interest in the Partnership; (iii) the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership; and (iv) the liquidation of the Partnership within the meaning of Treasury Regulations § 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clause (i), clause (ii) and clause (iii) of this sentence shall be made only if the Partnership determines in good faith that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

(c) Distributions. The amount of cash distributed by the Partnership to any Partner pursuant to Section 6.03 shall be debited against the Capital Account of such Partner. If any property other than cash is distributed to a Partner, the Capital Accounts of the Partners shall be adjusted as if the property had instead been sold by the Partnership for a price equal to its fair market value and the proceeds distributed. Upon liquidation and winding-up of the Partnership, any unsold Partnership property shall be valued to determine the gain or loss which would result if such property were sold at its fair market value at the time of such liquidation. The Capital Accounts of the Partners shall be adjusted to reflect how any such gain or loss would have been allocated under Article VI if such property had been sold at the assigned values.

(d) Profits and Losses.

(1) “Profits” or “Losses” means, for each Fiscal Year, an amount equal to the Partnership’s taxable income or loss for such Fiscal Year, determined in accordance with Section 703(a) of the Code (but including in taxable income or loss, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code), with the following adjustments:

(i) any income of the Partnership exempt from U.S. federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

(ii) any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code (or treated as expenditures described in Section 705(a)(2)(B) of the Code pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

(iii) in the event the Book Value of any Partnership asset is adjusted in accordance with the Treasury Regulations, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(iv) gain or loss resulting from any disposition of any asset of the Partnership with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Book Value;

(v) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation for such Fiscal Year or other period, computed with reference to Book Value; and

(vi) notwithstanding any other provisions of this definition, any items which are specially allocated pursuant to Section 6.02(e).

(2) After giving effect to the special allocations set forth in Section 6.02(e), Profits for each Fiscal Year (or part thereof) shall be allocated in the following order and priority:

(i) First, to the General Partner and in the reverse order in which any net Losses were allocated to it pursuant to Section 6.02(d)(3)(iv) until the cumulative net Profits allocated pursuant to this Section 6.02(d)(2)(i) equal the cumulative net Losses allocated to it pursuant to Section 6.02(d)(3)(iv);

(ii) Second, among the Partners in proportion to and in the reverse order in which any net Losses were allocated to them pursuant to Section 6.02(d)(3)(iii) until the cumulative net Profits allocated pursuant to this Section 6.02(d)(2)(ii) equal the cumulative net Losses allocated to them pursuant to Section 6.02(d)(3)(iii);

(iii) Third, to the Partners in proportion to the amounts distributable and previously distributed to each Partner pursuant to Section 6.03(a)(i) (read as if the proviso in Section 6.03(a)(i)(2) regarding the holdback of unvested amounts did not exist), until the amounts allocated and previously allocated pursuant to this Section 6.02(d)(2)(iii) (and not reversed by Section 6.02(d)(3)(ii)) equals such distributed or distributable amounts (other than any amounts attributable to a return of capital); and

(iv) Fourth, to the Partners in proportion to the amounts distributable and previously distributed to each Partner pursuant to Section 6.03(a)(ii) (read as if the proviso in Section 6.03(a)(ii) regarding the holdback of unvested amounts did not exist), until the amounts allocated and previously allocated pursuant to this Section 6.02(d)(2)(iv) (and not reversed by Section 6.02(d)(3)(i)) equals such distributed or distributable amounts.

(3) After giving effect to the special allocations set forth in Section 6.02(e), Losses for each Fiscal Year (or part thereof) shall be allocated in the following order and priority:

(i) First, among the Partners in proportion to and in the reverse order in which any net Profits were allocated to them pursuant to Section 6.02(d)(2)(iv) until the cumulative net Losses allocated pursuant to this Section 6.02(d)(3)(i) equal the cumulative net Profits allocated pursuant to Section 6.02(d)(2)(iv);

(ii) Second, among the Partners in proportion to and in the reverse order in which any net Profits were allocated to them pursuant to Section 6.02(d)(2)(iii) until the cumulative net Losses allocated pursuant to this Section 6.02(d)(3)(ii) equal the cumulative net Profits allocated pursuant to Section 6.02(d)(2)(iii)to the Partners;

(iii) Third, to the Partners, in proportion to their positive Capital Account balances, until such balances shall are reduced to zero; and

(iv) Fourth, the balance to the General Partner.

(4) The allocations provided for in this Section 6.02(d) are intended to cause the Capital Account of each Partner immediately prior to the liquidation of the Partnership (after making allocations under this Section 6.02(d) for the year of the liquidation) to be equal to the amounts that each Partner would receive if liquidating distributions described in the last clause of the last sentence of Section 8.03(a) were instead made pursuant to Section 6.03. The General Partner is hereby authorized to make special allocations of Profits and Losses (including, if necessary, gross items of income and deduction) to the Partners in the year of liquidation as is necessary to carry out the intent described in the previous sentence.

(e) Allocation Principles. It is intended that the Capital Accounts be maintained at all times in accordance with Section 704 of the Code and applicable Treasury regulations thereunder to have substantial economic effect, and that the provisions hereof relating to the Capital Accounts be interpreted in a manner consistent therewith. The General Partner is authorized to make appropriate amendments to the allocations of items pursuant to this Section if necessary in order to comply with Section 704 of the Code or applicable Treasury regulations thereunder. Notwithstanding anything else contained in this Article VI, if any Limited Partner has a deficit Capital Account for any allocation period as a result of an adjustment, allocation or distribution described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4) through (6), the Partnership’s income and gain will be specially allocated to such Partner in an amount and manner sufficient to eliminate such deficit as quickly as possible in accordance with Treas. Reg. Section 1.704-1(b)(2)(ii)(d) so as to constitute a “qualified income offset”. For the avoidance of doubt, the General Partner shall make allocations of income or losses, solely for tax purposes, to take into account any variation between Book Value and the adjusted basis of any property contributed to the Partnership (including the Rollover Units). Similarly, if the Book Value of any Partnership property is adjusted, as provided in Treasury Regulations Section 1.704-1(b)(2)(iv), then subsequent allocations of income, gain, loss and deduction shall be as provided in Code Section 704(c) and the related Treasury Regulations. For the avoidance of doubt, allocations pursuant to Code Section 704(c) and related Treasury Regulations to take into account the variation between Book Value and adjusted basis of any property of the Partnership under this Section 6.02(e) shall be made in accordance with the traditional method set forth in Treasury Regulation Section 1.704-3(b) and are solely for purposes of U.S. federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Profits, Losses, or other items or distributions under any other provision of this Agreement. Any special allocations to the Capital Accounts under this Section 6.02(e) shall be taken into account in computing subsequent allocations of Profits and Losses or items thereof pursuant to this Section 6.02 so that the net amounts allocated to the Partners under this Section 6.02(e) shall, to the extent permitted by Section 704(b) of the Code and the Treasury regulations thereunder, be equal to the net amounts that would have been allocated to such Partners under this Section 6.02 as if such special allocations had not occurred.

SECTION 6.03 Distributions.

(a) Distributions of Cash. Subject to Article X, the Partnership shall make distributions to the Partners promptly upon receipt as follows:

(i) FIRST, until all Hurdle Amounts in respect of all then outstanding Profits Interests have been distributed to the holders of Common Interests under Section 6.03(a), each Partner shall receive, in respect of their Common Interests and Profits Interests, an amount equal to their Pro Rata Portion of such distribution; provided, however, that notwithstanding the foregoing (1) a Management Limited Partner shall not be entitled to receive any distributions pursuant to this Section 6.03(a)(i) in respect of a particular Profits Interest unless and until the aggregate distributions by the Partnership in respect of each Common Interest outstanding on the date such particular Profits Interest was granted exceeds the Hurdle Amount applicable to such Profits Interest (and such Profits Interest shall be disregarded for purposes of determining the Partner’s Pro Rata Portion of such distribution) and (2) any amounts otherwise distributable pursuant to this Section 6.03(a)(i) with respect to a Profits Interest that is not vested on the date of distribution shall not be distributed to the holder of such Profits Interest and instead shall be held back until such Profits Interest vests (at which time such held back distributions shall be immediately released to such Partner) or is terminated and forfeited (at which time such amounts shall become Partnership property free and clear of any claims of the Partner whose Profits Interest was terminated and forfeited).

(ii) Second, after all Hurdle Amounts in respect of all then outstanding Profits Interests have been distributed to the holders of Common Interests under Section 6.03(a), each Partner shall receive, in respect of their Common Interests and Profits Interests, an amount equal to their Pro Rata Portion of such distribution; provided, however, that notwithstanding the foregoing any amounts otherwise distributable pursuant to this Section 6.03(a)(ii) with respect to a Profits Interest that is not vested on the date of distribution shall not be distributed to the holder of such Profits Interest and instead shall be held back until such Profits Interest vests (at which time such held back distributions shall be immediately released to such Partner) or is terminated and forfeited (at which time such amounts shall become Partnership property free and clear of any claims of the Partner whose Profits Interest was terminated and forfeited).

This Section 6.03(a) shall not apply to any distributions to a Partner pursuant to Section 6.03(g), except that such distributions shall be deemed a prepayment of future amounts distributable to such Partner pursuant to this Section 6.03(a).

(b) Distributions in Kind. Any securities or property may be distributed in kind at such time and in such amounts as the General Partner shall in its discretion determine. Any such distribution shall be made to the Partners in accordance with Section 6.03(a). Partners who receive in-kind distributions pursuant to this Section 6.03(b) shall take such property or securities subject to any restriction or agreements which govern the terms of the property or securities distributed. The Partners hereby acknowledge that the General Partner may, subject to such proviso, enter into voting and other agreements restricting the rights of Partners in respect of securities or property which may thereafter be distributed in kind.

(c) Withholding of Certain Amounts. Notwithstanding anything else contained in this Agreement, the General Partner may withhold, in its discretion, from any distribution of cash or property in kind to any Limited Partner pursuant to this Agreement (i) any amounts due from such Limited Partner to the Partnership or the General Partner pursuant to this Agreement and (ii) any amounts required to pay, or to reimburse any Indemnified Person for the payment of, any taxes and related expenses that the General Partner in good faith determines to be due and properly attributable to such Limited Partner (including withholding taxes and interest, penalties and expenses incurred in respect thereof). Any amounts so withheld pursuant to this Section 6.03(c) shall be applied by the General Partner to discharge the obligation in respect of which such amounts were withheld.

(d) Treatment of Certain Amounts Withheld. Notwithstanding anything else in this Agreement, all amounts withheld by the General Partner pursuant to Section 6.03(c) and all amounts that the General Partner determines in good faith to be properly attributable to any Limited Partner that are withheld or otherwise paid by any Person pursuant to the Code or any provision of any state, local, U.S. federal or foreign tax law, shall be treated as if such amounts were realized and recognized by the Partnership and distributed to such Limited Partner and shall not constitute expenses of the Partnership for any purpose under this Agreement.

(e) Amounts Held in Reserve. In addition to the rights set forth in Section 6.03(c), the General Partner shall have the right, in its discretion, to withhold amounts otherwise distributable by the Partnership to the Partners in order to maintain the Partnership in a sound financial and cash position and to make such provision as the General Partner in its discretion deems necessary or advisable for any and all liabilities and obligations, contingent or otherwise, of the Partnership.

(f) Delaware Act. Notwithstanding anything in this Agreement to the contrary, the Partnership shall not make any distributions pursuant to this Agreement except to the extent permitted under the Delaware Act.

(g) Minimum Distributions. Notwithstanding the foregoing, the total distributions (“Minimum Distributions”) to any Partner for each Fiscal Year (inclusive of the 90-day period following such Fiscal Year) shall not be less than an amount equal to the product of (x) the Partnership’s net taxable income allocated to such Partner for such Fiscal Year for U.S. federal income tax purposes, multiplied by (y) the highest marginal U.S. federal income tax rate for an individual set forth in Section 1 of the Code for ordinary income, short term capital gain or long-term capital gain, as the case may be, plus the rate of tax for residents of the State of Georgia, regardless of the actual U.S. federal tax rates applicable to the Partners. The Partnership will use reasonable best efforts to cause such distributions to be made in a manner which permits such Partner to use the proceeds of such distributions to make on a timely basis all required estimated payments of income taxes in respect of the taxable income so allocated to it (including as soon as is reasonably feasible following the end of each calendar quarter, but in no event later than January 10, April 10, June 10 and September 10 of each calendar year). Any Minimum Distributions which result in a Partner receiving cash distributions under this Section 6.03(g) shall be considered a prepayment of future distributions of cash under Section 6.03(a) to such Partner; provided that if a Partner forfeits its LP Interest in the Partnership (or such Partner’s LP Interest is redeemed by the Partnership or sold pursuant to Article IX), and the cumulative amounts received by such Partner under this Section 6.03(g) exceed the aggregate amounts such Partner was entitled to receive under Section 6.03(a) prior to the day of such forfeiture (for the avoidance of doubt, unvested Profits Interests that are forfeited will be treated as not being entitled to receive any amounts under Section 6.03(a) prior to the day of their forfeiture), then such person shall return an amount to the Partnership equal to the tax benefit actually realized by such person resulting from such forfeiture in respect of the first three (3) taxable years of such person beginning with the taxable year in which such forfeiture occurs, and in each case the return shall be made within thirty (30) days of the actual realization of such tax benefit.

SECTION 6.04 Loans and Withdrawal of Contributions. No Limited Partner shall be permitted to borrow, or to make an early withdrawal of, any portion of the capital contributions made by it.

ARTICLE VII.

RESTRICTIVE COVENANT; CLAWBACK

SECTION 7.01 Restrictive Covenants.

(a) No such Management Limited Partner shall during Employment and for a period of twelve (12) months thereafter (the “Non-compete Period”) seek, accept, or hold employment in a position substantially similar to that held by the Management Limited Partner with BidCo or a Subsidiary during Employment with any corporation or other enterprise, entity or association which is directly competitive with any business that BidCo or any of its Subsidiaries engages in. During the Non-compete Period, such Management Limited Partner shall not acquire or develop any line of business, property or project that is directly competitive with any business engaged in or planned to be engaged in by BidCo or any of its Subsidiaries at the time that such Management Limited Partner ceases to be employed by BidCo or any of its Subsidiaries.

(b) No such Management Limited Partner shall during Employment or for a period of twelve (12) months thereafter (the “Non-solicit Period”), solicit or attempt to solicit any person who is, or during the one (1) year period prior to the termination of employment of the Management Limited Partner was, an employee of BidCo or any of its Subsidiaries, for the purpose of employing such persons for any other employer or entity engaged in the business of BidCo or any of its Subsidiaries. Furthermore, during the Non-solicit Period, no such Management Limited Partner shall, directly or indirectly, solicit or attempt to solicit any former or current customer or client of BidCo or any of its Subsidiaries with whom such Management Limited Partner had material contact during the two (2) years immediately prior to the termination of employment of the Management Limited Partner with BidCo or any of its Subsidiaries. For purposes of the preceding sentence, “material contact” shall mean interaction which takes place in an effort to continue or expand the relationship or service between BidCo or any of its Subsidiaries and its current and former customers and clients. This Section 7.01(b) shall apply only to actual or attempted solicitation for the purpose of marketing or selling products or services which compete with those products or services offered by BidCo or any of its Subsidiaries.

(c) During Employment, BidCo and its Subsidiaries may disclose to the Management Limited Partner or the Management Limited Partner may learn of and about certain Trade Secrets and Confidential Information. All Trade Secrets and Confidential Information are the sole and exclusive property of BidCo and its Subsidiaries and BidCo and its Subsidiaries own all of the rights thereto. Each Management Limited Partner shall only have the right to use such Trade Secrets and Confidential Information in connection with the duties of such Limited Management Partner as an employee of BidCo or its Subsidiaries, and solely for the benefit of BidCo and its Subsidiaries. Each Management Limited Partner shall hold in strict confidence, and shall not use, reproduce, distribute, transmit, disclose or otherwise transfer, in any form, directly or indirectly, or by any means, any of such Trade Secrets or Confidential Information. Upon termination of Employment, whether by resignation or otherwise, such Management Limited Partner shall immediately return to BidCo or any of its Subsidiaries all documents, writings, sketches, drawings, plans, specifications or any other embodiment (whether in software format, computer diskettes or otherwise) containing any information regarding BidCo and its Subsidiaries, including any Trade Secrets or Confidential Information, together with all copies thereof. The obligations regarding protection of Trade Secrets and Confidential Information of such Management Limited Partner shall remain in effect: (i) with regard to Trade Secrets, for so long as such information shall remain Trade Secrets under applicable law; and (ii) with regard to Confidential Information, until such Confidential Information is in the public domain (but only if the same becomes part of the public domain through a means other than a disclosure prohibited hereunder). Any Trade Secrets or Confidential Information developed by a Management Limited Partner during the employment of such Management Limited Partner with BidCo or any of its Subsidiaries is hereby assigned to BidCo, and if such information is deemed “contract for services work” under applicable law, it shall be owned exclusively by BidCo.

(d) If a Management Limited Partner willfully or intentionally materially breaches Sections 7.01(a), (b) or (c) or fails to correct a material breach of Sections 7.01(a), (b) or (c) after receipt of written notice from BidCo or any of its Subsidiaries specifying the breach, then such Management Limited Partner shall automatically forfeit any outstanding Profits Interests and shall repay any net of tax cash gains from any Profit Interests such Management Limited Partner received in the 24 months prior to such breach, and such repayment shall not impair any other rights that BidCo and its Subsidiaries may have under any other agreement (including the Management Limited Partner’s employment agreement with BidCo or any of its Subsidiaries), at law, in equity or otherwise.

ARTICLE VIII.

DISSOLUTION OF THE PARTNERSHIP

SECTION 8.01 Dissolution. Subject to the Delaware Act, the Partnership shall be dissolved and its affairs shall be wound up upon the earliest of (a) the determination by the General Partner; and (b) an event of withdrawal of the General Partner (within the meaning of the Delaware Act) unless at the time there is at least one remaining general partner of the Partnership and all remaining general partners agree to continue the business of the Partnership without dissolution.

SECTION 8.02 Liquidation of Partnership. Upon dissolution, the Partnership’s business shall be liquidated in an orderly manner. Except as provided in the immediately succeeding sentence, the General Partner shall be the liquidator to wind up the affairs of the Partnership pursuant to this Agreement. If there is no General Partner, the Limited Partners holding a majority in percentage of the outstanding LP Interests may approve one or more liquidators to act as the liquidator in carrying out such liquidation. In performing its duties, the liquidator is authorized to sell, distribute, exchange or otherwise dispose of the assets of the Partnership in any reasonable manner that the liquidator shall determine to be in the best interest of the Partners.

SECTION 8.03 Distribution Upon Dissolution of the Partnership.

(a) Upon dissolution of the Partnership, the liquidator winding up the affairs of the Partnership shall determine in its discretion which assets of the Partnership shall be sold and which assets of the Partnership shall be retained for distribution in kind to the Partners. Subject to the Delaware Act, after all liabilities (contingent or otherwise) of the Partnership have been satisfied or duly provided for (as determined by the liquidator in its discretion), and the adjustments have been made to the Capital Accounts as provided in Section 6.02(c) on the liquidation and winding up of the Partnership, the proceeds from the disposition of the Partnership’s remaining assets (or any distribution in kind) shall be distributed in accordance with the Partners’ positive Capital Account balances.

(b) In the discretion of the liquidator, and subject to the Delaware Act, a portion of the distributions that would otherwise be made to the General Partner and the Limited Partners pursuant to this Section may be:

(i) distributed to a trust established for the benefit of the Partners for purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any liabilities or obligations of the Partnership or the General Partner arising out of, or in connection with, this Agreement or the Partnership’s affairs; or

(ii) withheld to provide a reserve for the payment of future Partnership expenses; provided that such withheld amounts shall be distributed to the Partners as soon as the liquidator determines, in its discretion, that it is no longer necessary to retain such amounts.

The assets of any trust established in connection with clause (i) above shall be distributed to the Partners from time to time, in the discretion of the liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to this Agreement.

(c) Each Partner shall look solely to the assets of the Partnership for the return of such Partner’s aggregate capital contributions, and no Partner shall have priority over any other Partner as to the return of its capital contributions.

SECTION 8.04 Withdrawal, Death or Disability of a Limited Partner. Except as otherwise provided in Article XI (Redemption), a Limited Partner may not withdraw from the Partnership prior to its dissolution and winding up. Upon the death or disability of an individual Limited Partner, such Limited Partner’s executor, administrator, guardian, conservator or other legal representative may exercise all of such Limited Partner’s rights for the purpose of settling such Limited Partner’s estate or administering such Limited Partner’s property.

ARTICLE IX.

TRANSFERABILITY OF A LIMITED PARTNER’S INTEREST

SECTION 9.01 Restrictions on Disposition, Pledge or Hypothecation.

(a) Except as provided in this Article IX, no Limited Partner, other than OTPPB, may, voluntarily or involuntarily, directly or indirectly, sell, assign, donate, pledge, hypothecate, purchase or sell any right or option with respect to, encumber or grant any security interest in, or in any other manner, transfer any LP Interests, in whole or in part, or any other right or interest therein, or enter into any transaction which results in the economic equivalent of a transfer of an LP Interest to any Person (each such action, a “Transfer”) without the prior written consent of the General Partner (which may, in the General Partner’s discretion, be granted or withheld on such terms as the General Partner determines). Any attempt to Transfer any LP Interest which is not in accordance with this Agreement shall be null and void and the Partnership shall not cause, permit or give effect to any such Transfer, or record such Transfer in its books and records.

(b) Notwithstanding Section 9.01(a) but subject to Section 9.01(c) and the General Partner’s rights under Section 9.03 and Article XI, a Management Limited Partner may, without the consent of the General Partner required by Section 9.01(a), effect any of the following Transfers of LP Interests upon reasonable prior written notice to the General Partner and compliance with Section 9.01(c) (each a “Permitted Transfer”, and each transferee of such Management Limited Partner in respect of such Transfer, a “Permitted Transferee”):

(i) any Transfer (other than a Transfer to a Non-Qualified Person) of any or all LP Interests held by a Management Limited Partner following such Management Limited Partner’s death by will or intestacy to such Management Limited Partner’ legal representative, heir or legatee;

(ii) any Transfer (other than a Transfer to a Non-Qualified Person) of any or all LP Interests held by a Management Limited Partner as a gift or gifts during such Management Limited Partner’s lifetime to such Management Limited Partner’s spouse, children, grandchildren or a trust or other legal entity solely for the benefit of such Management Limited Partner or any of the foregoing; provided that in the event of such Transfer, the LP Interests transferred shall remain subject to all of the terms and conditions of this Agreement (including the General Partner’s rights under Section 9.03 (Grant of Drag-Along Rights to OTPPB) and Article XI (Redemption)) as if the Management Limited Partner continued to hold such LP Interests and the Permitted Transferee shall grant to the Management Limited Partner an irrevocable proxy to exclusively exercise all of such Permitted Transferee’s rights under this Agreement; and

(iii) any Transfer of any or all LP Interests held by a Management Limited Partner which is made pursuant to Section 9.02, Section 9.03, Section 10.02(a) or Section 10.02(b).

(c) As a condition to any Transfer proposed to be made under Section 9.01(b), the Permitted Transferee shall agree in writing, in a form acceptable to the General Partner, to be bound by the provisions of this Agreement as then amended to the same extent as the transferring partner and shall execute and deliver to the Company an executed counterpart to this Agreement as then amended.

SECTION 9.02 Sales by OTPPB Subject to Tag-Along Rights.

(a) If OTPPB proposes to sell Common Interests to one or more Third Parties (the “Proposed Purchasers”) in a single transaction or series of related transactions with the same terms and conditions (collectively, a “Third Party Sale”) and the number of Common Interests to be sold in such Third Party Sale together with all Common Interests previously sold by OTPPB in all prior Third Party Sales exceeds 20% of the number of Common Interests owned by OTPPB as of the date of this Agreement (any Third Party Sale that would cause such 20% threshold to be exceeded or is effected after such 20% threshold has been exceeded, a “Tag-Along Sale”), OTPPB shall give written notice (the “Tag-Along Notice”) to each other Partner at least fifteen (15) Business Days prior to the closing of such Tag-Along Sale. Notwithstanding the foregoing, no sale pursuant to (i) Section 9.03 of this Agreement, (ii) Article X of this Agreement, (iii) any LP Interest Agreement, (iv) an effective registration statement filed pursuant to the Securities Act or (v) Rule 144 under the Securities Act in an unsolicited brokerage transaction to the public shall be deemed to be a Third Party Sale or Tag-Along Sale for purposes of this Section 9.02. The Tag-Along Notice shall (i) describe in reasonable detail the material terms and conditions of the proposed Tag-Along Sale including the percentage of OTPPB’s Common Interests to be sold (the “Sale Percentage”), the identity of the Proposed Purchasers, the purchase price and the anticipated consummation date and (ii) include, if available, a substantially final draft copy of the Tag-Along Sale agreement with the Proposed Purchasers.

(b) Upon receipt of a Tag-Along Notice, each Management Limited Partner shall have the right (the “Tag-Along Right”), exercisable upon delivery of an irrevocable written notice (a “Response Notice”) to OTPPB within 10 Business Days after receipt of the Tag-Along Notice (the “Response Deadline”), to sell up to the Sale Percentage of the aggregate of its Common Interests and Vested Profits Interests (which for purposes of this Section 9.02 shall include any Profits Interests that will become Vested Profits Interests as a result of such Tag-Along Sale) in the Tag-Along Sale on the same terms and conditions as set forth in the Tag-Along Notice (but subject to the reduction in price for Vested Profits Interests provided in Section 9.02(c) below), including giving the same representations, warranties, covenants and indemnities as OTPPB on a several (and not joint) basis in accordance with, and with the percentage of, and with recourse limited to, the net proceeds each will receive in such Tag-Along Sale. Each Management Limited Partner electing to participate in the sale described in the Tag-Along Notice (each, a “Tagging Partner”) shall indicate in its Response Notice the number of Common Interests and Vested Profits Interests that it elects to sell in the Tag-Along Sale, which election must include all of such Management Limited Partner’s Common Interests before it can include any of such Management Limited Partner’s Vested Profits Interests. The aggregate Common Interests and Vested Profits Interests so elected to be sold are referred to as the “Tagging Interests”.

(c) OTPPB shall require the Proposed Purchaser to purchase the Tagging Interests in addition to, or in lieu of, the Common Interests to be sold by OTPPB to the Prospective Purchaser. Each Tagging Partner shall receive the same economic terms and conditions as OTPPB in respect of such Tagging Partner’s Tagging Interests being sold including price per Tagging Interest, time of payment and form of consideration; provided, however, that notwithstanding the foregoing the price for each

Vested Profits Interest will be (i) the price per Common Interest paid to OTPPB less (ii) the excess, if any, of the Hurdle Amount for such Vested Profits Interest over the aggregate distributions per Common Interest pursuant to Section 6.03(a) between the grant of such Profits Interest and such Tag-Along Sale.

(d) Provided that the Tag-Along Notice was timely delivered by OTPPB, each Tagging Partner shall effect its participation in the Tag-Along Sale by delivering to OTPPB to hold in escrow at least three (3) Business Days prior to the date scheduled for such Tag-Along Sale as set forth in the Tag-Along Notice: (i) a joinder agreement in form and substance reasonably satisfactory to OTPPB pursuant to which such Tagging Partner shall agree to be bound by the terms and conditions set forth in the purchase agreement included with the Tag-Along Notice and (ii) executed copies (or signature pages thereof) of such other agreements, documents or instruments as OTPPB and/or its proposed transferee shall reasonably request. Such agreements, documents and instruments, as applicable, shall be delivered by OTPPB to such proposed transferee upon the consummation of the Tag-Along Sale. If the proposed Tag-Along Sale is not consummated within 180 days after the expiration of the Response Deadline on terms and conditions (including price) not more favorable to OTPPB than those set forth in such Tag-Along Notice, such Tag-Along Sale shall again be subject to this Section 9.02; provided, however, that such 180-day time period may be extended at the option of OTPPB for a reasonable period of time not to exceed an additional 90 days to the extent that the failure to consummate the proposed Tag-Along Sale is caused by a failure to obtain necessary government approvals.

(e) The exercise or non-exercise of the rights of any Management Limited Partner to participate in one or more Tag-Along Sales shall not adversely affect its rights to participate in subsequent Tag-Along Sales made pursuant to this Section 9.02.

(f) Notwithstanding anything contained in this Section 9.02 to the contrary, there shall be no liability on the part of the General Partner, OTPPB or any of their respective Related Persons to any Partner in the event that the proposed transferee shall fail to consummate any Tag-Along Sale.

(g) For convenience of administration, OTPPB may effect a Tag-Along Sale without offering the Management Limited Partners the opportunity to participate in such sale in compliance with this Section 9.02, so long as each Management Limited Partner is provided the opportunity to sell to OTPPB up to the same number of Common Interests and Vested Profits Interests that such Management Limited Partner could have sold to the Proposed Purchasers in such Tag-Along Sale at the same prices and other terms and conditions that would have applied in such Tag-Along Sale and, to the extent such opportunity is accepted by such Management Limited Partner, OTPPB effects such purchase within ten (10) Business Days after the consummation of such Tag-Along Sale.

(h) No Tag-Along Sale shall occur pursuant to this Section 9.02 in a transaction in which less than all of the LP Interests are being sold unless the transferee shall agree to become a party to, and be bound by this Agreement, to the same extent as such transferor other than the rights and obligations of such transferor under Article XI or under such transferor’s LP Interest Agreement to purchase, sell or redeem such LP Interests, and the sale shall otherwise comply with the provisions of this Agreement; provided, that such transferee shall only have the rights and obligations of OTPPB to the extent elected by OTPPB in any such Tag-Along Sale.

SECTION 9.03 Grant of Drag-Along Rights to OTPPB.

(a) If OTPPB proposes to sell at least 20% of the aggregate Common Interests held by OTPPB to a Third Party, OTPPB shall have the right to require that each other Limited Partner (in such capacity, a “Dragged Partner”) sell to the Proposed Purchaser (a “Drag-Along Sale”) the same percentage of its Common Interests that OTPPB will be selling of its Common Interests in such Drag-Along Sale. Each Dragged Partner shall receive the same terms and conditions as OTPPB with respect to its Common Interests in any Drag-Along Sale, including price per Common Interest, time of payment and form of consideration; provided that any indemnifications and escrow arrangements shall be pro rata, on a several (and not joint basis), and limited as to each Dragged Partner to the net cash proceeds that such Dragged Partner received in the Drag-Along Sale; provided, however, that notwithstanding the foregoing no Dragged Partner shall be required to give any representations, warranties, covenants or indemnities relating to the Partnership or any of its Subsidiaries other than with respect to its ownership of, and ability to sell, its own LP Interests.

(b) OTPPB shall give notice to the other Limited Partners of each proposed Drag-Along Sale at least ten (10) days prior to the proposed consummation of the Drag-Along Sale, setting forth the aggregate percentage of OTPPB’s Common Interests proposed to be sold pursuant to the Drag-Along Sale, the name and address of the proposed transferee, the proposed amount and form of consideration and other terms and conditions of such proposed Drag-Along Sale.

(c) No Drag-Along Sale shall occur pursuant to this Section 9.03 in a transaction in which less than all of the LP Interests are being sold unless the transferee shall agree to become a party to, and be bound by this Agreement to the same extent as such transferor other than the rights and obligations of such transferor under Article XI or under such transferor’s LP Interest Agreement to purchase, sell or redeem such LP Interests, and the sale shall otherwise comply with the provisions of this Agreement; provided, that such transferee shall only have the rights and obligations of OTPPB to the extent elected by OTPPB in any such Drag-Along Sale.

(d) If the proposed Drag-Along Sale is not consummated within 180 days of the Limited Partners’ receipt of notice of a Drag-Along Sale, the notice given pursuant to this Section 9.03 shall be null and void, and it shall be necessary for a separate notice to be delivered, and the terms and provisions of this Section 9.03 separately complied with, in order to consummate such proposed sale; provided, however, that such 180-day time period may be extended at the option of OTPPB for a reasonable period of time not to exceed an additional 90 days to the extent that the failure to consummate the proposed Drag-Along Sale is caused by a failure to obtain necessary government approvals.

(e) If OTPPB proposes to sell to one or more Third Parties in a single transaction or series of related transactions with the same terms and conditions at least 50% of the aggregate Common Interests held by OTPPB, then in addition to its rights pursuant to Section 9.03(a) OTPPB shall also have the separate and independent right to require that each other Dragged Partner sell to the Proposed Purchaser up to the same percentage of its Profits Interests (whether vested or unvested) that OTPPB will be selling of its Common Interests. Any such required sale of Profits Interests (whether vested or unvested) will be done in accordance with the sale provisions of Section 9.03(a)-(d). Any such required sale of Profits Interests shall first come from vested Profits Interests and then from unvested Profits Interests. Each Dragged Partner shall generally receive the same terms and conditions as OTPPB with respect to its Profits Interests in any such required sale pursuant to Section 9.03(e), except that the price per each Profits Interest shall be (i) the price per Common Interest paid to OTPPB less (ii) the excess, if any, of the Hurdle Amount for such Vested Profits Interest over the aggregate distributions per Common Interest pursuant to Section 6.03(a) between the grant of such Profits Interest and such required sale; provided that any indemnifications and escrow arrangements shall be pro rata, on a several (and not joint basis), and limited as to each Dragged Partner to the net cash proceeds that such Dragged Partner received in the Drag-Along Sale; provided, however, that notwithstanding the foregoing no Dragged Partner shall be required to give any representations, warranties, covenants or indemnities relating to the Partnership or any of its Subsidiaries other than with respect to its ownership of, and ability to sell, its own LP Interests.

SECTION 9.04 Additional Restriction. Without limiting the generality of the foregoing restrictions, in no event may a Limited Partner Transfer any portion of its interest in the Partnership nor may a Person be admitted to the Partnership if such transfer or such admission would jeopardize the status of the Partnership as a partnership for U.S. Federal income tax purposes, cause a dissolution of the Partnership under the Delaware Act, cause the Partnership’s assets to be deemed to be “plan assets” for purposes of ERISA, cause the Partnership to be an “investment company” within the meaning of the Investment Company Act, cause the General Partner to require to register as an “investment adviser” under the Advisers Act, or would violate, or cause the Partnership to violate, any applicable law or regulation, including any applicable U.S. Federal or State securities laws.

ARTICLE X.

REGISTRATION RIGHTS

SECTION 10.01 IPO Conversion.

(a) Before any IPO of equity interests in the Partnership, the Partners will take all necessary action to convert the Partnership into a corporation (“Newco”) whose issued and outstanding capital stock after such conversion will consist solely of its common stock. In connection with such conversion, the General Partner will determine the aggregate number of shares of Newco common stock that will be outstanding immediately after such conversion and prior to the IPO (the “Newco Conversion Shares”) and each Partner will receive a number of the Newco Conversion Shares in exchange for its GP Interest and/or LP Interests determined as follows. The aggregate value of the GP Interest and LP Interests shall be deemed to be equal to the product of the number of Newco Conversion Shares and the public offering price per share of common stock in the IPO (the “Aggregate Equity Value”). Each Partner shall receive a percentage of the Newco Conversion Shares (rounded up to the nearest whole share) equal to the percentage of the Aggregate Equity Value that it would have received if the Aggregate Equity Value had been distributed in cash pursuant to Section 6.03(a) without giving effect to the provisos set forth in Section 6.03(a)(ii) and (iii); provided, however, that notwithstanding the foregoing any Newco Conversion Shares that any Management Limited Partner receives as a result of such notional distribution in respect of unvested Profits Interests shall continue to be subject to the same vesting requirements as such unvested Profits Interests exchanged for Newco Conversion Shares were subject at the time they were exchanged for Newco Conversion Shares.

(b) Before any IPO of equity interests in BidCo, the Partners will take all necessary action to convert BidCo into a corporation (“New BidCo”) whose issued and outstanding capital stock after such conversion will consist solely of its common stock. In connection with such conversion, the General Partner will determine the aggregate number of shares of BidCo common stock that will be outstanding immediately after such conversion and prior to the IPO (the “BidCo Conversion Shares”). Immediately after such conversion, the General Partner shall cause the Partnership to distribute the BidCo Conversion Shares to the Partners in amounts determined as follows and after such distribution the Partnership shall be liquidated. The aggregate value of the BidCo Conversion Shares shall be deemed to be equal to the product of the number of BidCo Conversion Shares and the public offering price per share of common stock in the IPO (the “BidCo Aggregate Equity Value”). Each Partner shall receive a percentage of the BidCo Conversion Shares (rounded up to the nearest whole share) equal to the percentage of the BidCo Aggregate Equity Value that it would have received if the BidCo Aggregate Equity Value had been distributed in cash pursuant to Section 6.03(a) without giving effect to the provisos set forth in Section 6.03(a)(ii) and (iii); provided, however, that notwithstanding the foregoing any BidCo Conversion Shares that any Management Limited Partner receives as a result of such notional distribution in respect of unvested Profits Interests shall continue to be subject to the same vesting requirements as such unvested Profits Interests exchanged for BidCo Conversion Shares were subject at the time they were exchanged for BidCo Conversion Shares.

(c) In connection with any conversion contemplated by this Section 10.01, Newco or New BidCo (as applicable) shall enter into a registration rights agreement with the Partners containing the same terms and conditions with respect to it and its common stock as those contained in this Article X.

(d) Notwithstanding any provisions of this Article X or any other provision in this Agreement to the contrary, neither of the conversions contemplated by this Section 10.01 or any other conversion of the Partnership or any subsidiary thereof shall be affected unless appropriate provisions have been made to ensure compliance under the Pension Benefits Act (Ontario), the regulations thereunder and any other legislation to which the Partnership or OTPPB is subject, all in form and substance satisfactory to OTPPB and its counsel.

SECTION 10.02 Demand Registration.

(a) Demand Registration. Subject to the terms and conditions of this Article X, OTPPB shall have the right to at any time require that the Partnership effect either of the conversions contemplated by Section 10.01 and thereafter to cause Newco or New Bid Co (as applicable) to effect a registration under the Securities Act of the Registrable Securities held by OTPPB (each, a “Demand Registration”, and the issuer of Registrable Securities of any Person, the “Registrant”). OTPPB’s right to require a Demand Registration shall be exercised by the delivery of a written notice to the Partnership and the Partners specifying the Registrable Securities to be sold and the intended method of disposition thereof (a “Demand Request”); provided, however, that OTPPB shall not have the right to effect more than one (1) Demand Request during any six (6) month period.

(b) Piggyback Rights. Upon receipt by the Partnership of a Demand Request, the Partnership shall deliver a written notice (a “Demand Notice”) to each Management Limited Partner stating that the Partnership has received a Demand Request and informing each such Partner of its right to include Registrable Securities in such Demand Registration. Each Management Limited Partner shall have the right to elect to sell all or any part of its Registrable Securities in such Demand Registration subject to the limitations imposed by Section 10.02(f) by delivering written notice of such election (the “Piggyback Request”) to OTPPB not later than ten (10) Business Days after the day on which it received the Demand Notice.

(c) Postponement. The Partnership may or may cause the Registrant to postpone any Demand Registration for a reasonable period of time not to exceed one hundred eighty (180) days if it determines in good faith that such Demand Registration would (i) require the disclosure of a material transaction or other matter and such disclosure would be disadvantageous to the Registrant or (ii) adversely affect a material financing, acquisition, disposition of assets or Partnership interest, merger or other transaction.

(d) Time for Filing and Effectiveness. On or before the date which is sixty (60) days after the Demand Request, the Registrant shall file with the SEC a registration statement with respect to the Demand Registration with respect to all Registrable Securities to be so registered, and shall use its commercially reasonable efforts to cause such Demand Registration to become effective as promptly as practicable after the filing thereof, but in no event later than the day which is one hundred twenty (120) days after the date of the Demand Request.

(e) Selection of Underwriters. In the event that the Registrable Securities to be registered pursuant to a Demand Registration are to be disposed of in an underwritten Public Offering, the underwriters of such Public Offering shall be one or more underwriting firms of nationally recognized standing selected by OTPPB.

(f) Priority in Demand Registrations. If the number of Registrable Securities requested to be included in any Demand Registration would adversely affect the ability to complete the offering and/or the pricing or other material terms thereof, the Registrant shall include in such Demand Registration the number of Registrable Securities that can be sold without such an adverse effect, in the following order of priority:

(i) first, the Registrable Securities specified in (A) the Demand Request, and (B) the Piggyback Request pro rata among the holders thereof based on the number of Registrable Securities sought to be included by such holders;

(ii) second, the remaining Registrable Securities on a pro rata basis; and

(iii) third, securities proposed to be sold by the Registrant for its own account.

SECTION 10.03 Incidental Registrations.

(a) Filing of Registration Statement. If the Registrant at any time proposes to register, for its own account or the account of another Person, any of its equity securities under the Securities Act (other than a Demand Registration or a registration statement on Form S-4, F-4, S-8 or F-8 or any successor forms thereto), for sale to the public in a Public Offering (each, an “Incidental Registration”), the Partnership will give prompt written notice of such Incidental Registration (a “Registration Notice”) to all Partners at least thirty (30) days prior to the date that a registration statement relating to such registration is proposed to be filed with the SEC. Each Limited Partner shall have the right to elect to sell all or any portion of its Registrable Securities in each Incidental Registration subject to the limitations imposed by Section 10.03(c) by delivering written notice of such election (an “Election Notice”) to the Partnership not later than ten (10) Business Days after the day on which it received the Registration Notice for such Incidental Registration. If the Registrant is BidCo, each Partner shall exchange its GP Interest or LP Interests for equity securities of BidCo in accordance with the procedures set forth above in Section 10.01. If at any time, the Registrant shall determine for any reason to terminate any Incidental Registration for any reason, the Registrant may, at its election, give written notice of such determination to each such Partner and, thereupon, shall be relieved of its obligation to exchange the GP Interest or LP Interests and to register any Registrable Securities of any Partner in connection with such Incidental Registration.

(b) Selection of Underwriters. If the Incidental Registration relates to an underwritten Public Offering, the Registration Notice shall designate the proposed underwriters of such Public Offering and shall contain the Registrant’s agreement, subject to Section 10.03(c), to arrange for such underwriters to include in such Public Offering the Registrable Securities that the Limited Partners have elected to sell pursuant to Section 10.03(a), it being understood that the holders of Registrable Securities shall have no right to select different underwriters for the disposition of their Registrable Securities.

(c) Priority on Incidental Registrations. If the number of securities requested to be included in any Incidental Registration would adversely affect the ability to complete the offering and/or the pricing or other material terms thereof, the Registrant shall include in such Incidental Registration the number of securities that can be sold without such an adverse effect, in the following amounts and order of priority:

(i) first, securities proposed to be sold by the Registrant for its own account or the account of another Person (other than OTPPB or any of its Affiliates, or any Management Limited Partner);

(ii) second, the Registrable Securities elected to be sold by the Limited Partners pro rata among such Partners based on the number of Registrable Securities so elected; and

(iii) third, all other Registrable Securities.

SECTION 10.04 Registration Procedures. The Partnership will instruct the Registrant to use its commercially reasonable efforts to effect each Demand Registration pursuant to Section 10.02 and each Incidental Registration pursuant to Section 10.03 (either, a “Registration”), and to cooperate with the sale of such Registrable Securities in accordance with the intended method of disposition thereof as expeditiously as possible:

(a) subject, in the case of an Incidental Registration, to the Registrant’s right to terminate any Incidental Registration for any reason pursuant to Section 10.03(a), to prepare and file with the SEC the registration statement and use its commercially reasonable efforts to cause the Registration to become effective; provided, however, that, to the extent practicable, at least five (5) Business Days prior to filing any registration statement or prospectus or any amendments or supplements thereto, the Registrant will furnish to the holders of the Registrable Securities covered by such registration statement and their counsel copies of all such documents proposed to be filed and any such holder shall have the opportunity to comment on any information pertaining solely to such holder and its plan of distribution that is contained therein and the Registrant shall make the corrections reasonably requested by such holder with respect to such information prior to filing any such registration statement, prospectus, supplement or amendment;

(b) subject, in the case of an Incidental Registration, to the Registrant’s right to terminate any Incidental Registration for any reason pursuant to Section 10.03(a), to prepare and file with the SEC such amendments and post-effective amendments to any registration statement and any prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

(c) to furnish, upon request, to each holder of Registrable Securities to be included in such Registration and the underwriter or underwriters, if any, without charge, at least one signed copy of the registration statement and any post-effective amendment thereto, and such number of conformed copies thereof and such number of copies of the prospectus (including each preliminary prospectus and each prospectus filed under Rule 424 under the Securities Act), any amendments or supplements thereto and any documents incorporated by reference therein, as such holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such holder;

(d) to promptly notify each holder of the Registrable Securities to be included in such Registration and the underwriter or underwriters, if any:

(i) of any stop order or other order suspending the effectiveness of any registration statement, issued or threatened by the SEC in connection therewith, and to take all reasonable actions required to prevent the entry of such stop order or to remove it or obtain withdrawal of it at the earliest possible moment if entered;

(ii) when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

(iii) of any written request by the SEC for amendments or supplements to such registration statement or prospectus; and

(iv) of the receipt by the Registrant of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

(e) if requested by the managing underwriter or underwriters or any holder of Registrable Securities to be included in such Registration in connection with any sale pursuant to a registration statement, to promptly incorporate in a prospectus supplement or post-effective amendment such information relating to such underwriting as the managing underwriter or underwriters or such holder reasonably requests to be included therein; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(f) on or prior to the date on which a Registration is declared effective, to use its commercially reasonable efforts to register or qualify, and cooperate with the holders of Registrable Securities to be included in such Registration, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of the Registrable Securities covered by such Registration for offer and sale under the securities or “blue sky” laws of each state and other jurisdiction of the United States as any such holder or underwriter reasonably requests in writing and to use its commercially reasonable efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective; and do any and all other acts or things necessary or advisable to enable the disposition of the Registrable Securities in all such jurisdictions reasonably requested to be covered by such Registration; provided, however, that the Registrant shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(g) in connection with any sale pursuant to a Registration, to cooperate with the holders of Registrable Securities to be included in such Registration and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under such Registration, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request;

(h) to use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities within the United States and having jurisdiction over the Registrant or any subsidiary as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such securities;

(i) to use its commercially reasonable efforts to obtain:

(i) at the time of effectiveness of each Registration, a “cold comfort letter” from the Registrant’s independent certified public accountants covering such matters of the type customarily covered by “cold comfort letters” as OTPPB and the underwriters reasonably request; and

(ii) at the time of any underwritten sale pursuant to the registration statement, a “bring-down comfort letter,” dated as of the date of such sale, from the Registrant’s independent certified public accountants covering such matters of the type customarily covered by “bring-down comfort letters” as OTPPB and the underwriters reasonably request;

(j) to use its commercially reasonable efforts to obtain, at the time of effectiveness of each Registration and at the time of any sale pursuant to each Registration, an opinion or opinions addressed to the holders of the Registrable Securities to be included in such Registration and the underwriter or underwriters, if any, in customary form and scope from counsel for the Registrant (who may be its internal counsel);

(k) to promptly notify each seller of Registrable Securities covered by such Registration, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare and file with the SEC and furnish to such seller or partner a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers or prospective purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made;

(l) to otherwise comply with all applicable rules and regulations of the SEC, and make generally available to its security holders (as contemplated by Section 11(a) under the Securities Act) an earnings statement satisfying the provisions of Rule 158 under the Securities Act no later than ninety (90) days after the end of the twelve (12) month period beginning with the first month of the Registrant’s first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said twelve (12) month period;

(m) to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by each Registration from and after a date not later than the effective date of such Registration;

(n) to use its commercially reasonable efforts to cause all Registrable Securities covered by each Registration to be listed subject to notice of issuance, prior to the date of first sale of such Registrable Securities pursuant to such Registration, on each securities exchange on which the Registrant’s securities are then listed, and admitted to trading on NASDAQ, if any securities of the Registrant are then admitted to trading on NASDAQ;

(o) to enter into such agreements (including underwriting agreements in customary form) and take such other actions as OTPPB shall reasonably request in order to expedite or facilitate the disposition of all such Registrable Securities; and

(p) to cause its employees and personnel to use their commercially reasonable efforts to support the marketing of the Registrable Securities (including participation in “road shows,” at the request of the underwriters or OTPPB) to the extent possible taking into account the Registrant’s business needs and the requirements of the marketing process.

The Registrant may require each holder of Registrable Securities that will be included in such Registration to furnish the Registrant with such information in respect of such holder of its Registrable Securities that will be included in such Registration as the Registrant may reasonably request in writing and as is required by applicable Law.

SECTION 10.05 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Registrant shall give, upon reasonable notice and during normal business hours, the holders of such Registrable Securities to be registered, their underwriters, if any, and their respective counsel and accountants access to its books and records and an opportunity to discuss the business of the Registrant with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders’ or such underwriters’ counsel, to conduct a reasonable investigation within the meaning of Section 11(b)(3) of the Securities Act.

SECTION 10.06 Registration Expenses. The Partnership will or will direct the Registrant to pay all Registration Expenses in connection with each Registration of Registrable Securities, including any such Registration withdrawn or otherwise not effected by the Registrant.

SECTION 10.07 Indemnity; Contribution. Indemnification in connection with the Registrations described in this Article X shall be on the terms set forth in this Section 10.07. To the extent that the Registrant in a Registration pursuant to this Section 10.07 is not the Partnership, the Partnership shall instruct the Registrant to enter into such separate indemnification agreements with the Limited Partners or their representatives as are necessary to implement this Section 10.07.

(a) The Registrant shall indemnify, to the fullest extent permitted by Law, each holder of Registrable Securities, its officers, directors, partners, managers, members and employees and agents and each Person who controls such holder within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities, judgments, costs and expenses (including reasonable attorneys’ fees) arising out of or resulting from any violation by the Registrant of the provisions of the Securities Act or any untrue or alleged untrue statement of a material fact contained in any registration statement or prospectus or any amendment thereof or supplement thereto or arising out of or resulting from any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that such losses, claims, damages, liabilities, judgments, costs and expenses arise out of or result from any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information concerning any holder of Registrable Securities furnished in writing to the Registrant by such holder expressly for use therein. If the Public Offering pursuant to any registration statement provided for under this Article X is made through underwriters, no action or failure to act on the part of such underwriters (whether or not such underwriter is an Affiliate of any holder of Registrable Securities) shall affect the obligations of the Registrant to indemnify any holder of Registrable Securities or any other Person pursuant to the preceding sentence. If the Public Offering pursuant to any registration statement provided for under this Article X is made through underwriters, the Registrant agrees to enter into an underwriting agreement in customary form with such underwriters and the Registrant agrees to indemnify such underwriters, their officers, directors, employees and agents, if any, and each Person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act to the same extent as herein before provided with respect to the indemnification of the holders of Registrable Securities; provided that the Registrant shall not be required to indemnify any such underwriter, or any officer, director or employee of such underwriter or any Person who controls such underwriter within the meaning of Section 15 of the Securities Act, to the extent that the loss, claim, damage, liability (or proceedings in respect thereof) or expense for which indemnification is claimed results from such underwriter’s failure to send or give a copy of an amended or supplemented final prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such amended or supplemented final prospectus prior to such written confirmation and the underwriter was timely provided with sufficient copies of such amended or supplemented final prospectus.

(b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall (i) furnish to the Registrant in writing such information as the Registrant reasonably requests for use in connection with any such registration statement or prospectus, or amendment or supplement thereto and (ii) indemnify, to the fullest extent permitted by Law, the Registrant, each other holder of Registrable Securities, each underwriter and their respective officers, directors, partners, members, managers, employees and agents, and each Person, if any, who controls the Registrant, such other holder or such underwriter within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities, judgments, costs and expenses (including reasonable attorneys’ fees) arising out of or resulting from any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or any amendment or supplement thereto or arising out of or resulting from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement is contained in or such omission is from information so concerning such holder furnished in writing to the Registrant by such holder expressly for use therein; provided that such holder’s obligations hereunder shall be limited to an amount equal to the net proceeds to such holder in respect of the Registrable Securities sold pursuant to such registration statement.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party; and if such defense is so assumed, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party and such indemnified party shall not be subject to any liability for any settlement made without its consent (which shall not be unreasonably withheld); and any underwriting agreement entered into with respect to any registration statement provided for under this Article X shall so provide. In the event an indemnifying party shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties to be indemnified by such indemnifying party in respect of such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d) If for any reason the foregoing indemnity is due in accordance with the terms hereof but held by any court to be unavailable or unenforceable, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, costs or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by Law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities, costs or expenses as well as any other relevant equitable considerations. Notwithstanding the foregoing, no holder of Registrable Securities shall be required to contribute any amount in excess of the amount such holder would have been required to pay to an indemnified party if the indemnity under Section 10.07(b) was available. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligation of any Person to contribute pursuant to this Section 10.07(d) shall be several and not joint.

(e) An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section 10.07 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable.

(f) The indemnity and contribution agreements contained in this Section 10.07 shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person, its officers, directors, agents or controlling Persons, and shall survive the Transfer of Partnership Interests or Registrable Securities by such holder and the termination of this Agreement for any reason.

SECTION 10.08 Holdback Agreements. In connection with any registration of Registrable Securities provided for in this Article X, if requested by the Registrant or the managing underwriter in an underwritten offering, each Partner shall agree not to and to cause its controlled Affiliates not to sell, transfer, pledge, issue, grant or otherwise dispose of, directly or indirectly (including by means of any option or short sale), or request the registration of, any Registrable Securities for the same period in which the Registrant is similarly restricted pursuant to the underwriting agreement (each such period, a “Holdback Period”) (a “Holdback Agreement”). Notwithstanding the foregoing, the Management Limited Partners shall not be obligated to execute a Holdback Agreement unless the Registrant and each other shareholder of the Registrant also execute agreements substantially similar to such Holdback Agreement.

SECTION 10.09 Availability of Information. Following the Registrant’s Initial Public Offering, the Registrant shall comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act and will comply with all other public information reporting requirements of the SEC as from time to time in effect, and cooperate with holders of Registrable Securities, so as to permit disposition of the Registrable Securities pursuant to an exemption from the Securities Act for the sale of any Registrable Securities (including the current public information requirements of Rule 144(c) and Rule 144A under the Securities Act). The Registrant shall also cooperate with each holder of any Registrable Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption from the Securities Act for the sale of any Registrable Securities.

SECTION 10.10 Securities Act Restrictions. The shares of the Registrant are restricted securities under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or an available exemption from registration under the Securities Act. Accordingly, in addition to and without limitation to the restrictions on Transfers contained in Article IX, each Partner shall not, directly or through others, offer or sell any shares of the Registrant except pursuant to a registration statement as contemplated herein or pursuant to Rule 144 or another exemption from registration under the Securities Act, if available. Prior to any Transfer of shares of the Registrant other than pursuant to an effective registration statement, the Partner shall notify the Registrant and the Partnership of such Transfer and the Registrant may require such Partner to provide, prior to such Transfer, such evidence that the Transfer will comply with the Securities Act (including written representations or an opinion of counsel) as the Partnership or the Registrant may reasonably request. The Registrant may impose stop-transfer instructions with respect to any shares of the Registrant that are to be transferred in contravention of this Agreement. Any certificates representing the shares of the Registrant may bear a legend (and the Registrant’s share registry may bear a notation) referencing the restrictions on transfer contained in this Agreement, until such time as such securities have ceased to be (or are to be transferred in a manner that results in their ceasing to be) subject to transfer restrictions and to the vesting requirements of Section 4.03, if applicable, with respect to shares of the Registrant that were exchanged for unvested Time Vested Profits Interests. Subject to the provisions of this Section 10.10, the Registrant will replace any such legended certificates with unlegended certificates promptly upon surrender of the legended certificates to the Registrant or its designee, in order to facilitate a lawful transfer, or at any time after such shares cease to be subject to transfer restrictions.

ARTICLE XI.

REDEMPTION

SECTION 11.01 Redemption. If (a) a Triggering Event has occurred with respect to a Management Limited Partner and (b) no prior Liquidity Event has occurred, then the General Partner may within six months of the date of such Triggering Event, in its sole and absolute discretion, upon written notice to such Management Limited Partner, cause the Partnership to redeem all of such Management Limited Partner’s LP Interests upon the terms and conditions provided in this Article XI.

SECTION 11.02 Redemption in Connection with Good Leaver Events, Retirement Leaver Events or Default Call Events.

(a) In the event of a redemption of LP Interests held by a Management Limited Partner in connection with a Good Leaver Event, a Retirement Leaver Event or a Default Call Event with respect to such Management Limited Partner, the Partnership shall distribute to the Partner whose LP Interests have been redeemed:

(i) in respect of Common Interests, a Redemption Price equal to the Fair Market Value of such Common Interests measured as of the date of the Triggering Event; and

(ii) in respect of Vested Profits Interests, a Redemption Price equal to the Fair Market Value of such Vested Profits Interests, measured as of the date of the Triggering Event.

(b) In the event of any Good Leaver Event, Retirement Leaver Event or Default Call Event, any unvested Profits Interests shall be automatically terminated and forfeited.

(c) The Redemption Price payable pursuant to this Section 11.02 shall be paid within six months and one day after the Good Leaver Event, Retirement Leaver Event or Default Call Event and after the Redemption Price is determined (such date, the “Redemption Date”).

SECTION 11.03 Redemption in Connection with Bad Leaver Events.

(a) Notwithstanding Section 11.02, but subject to Section 11.03(c), in the event of a redemption of LP Interests held by a Management Limited Partner in connection with a Bad Leaver Event with respect to such Management Limited Partner, the Partnership shall distribute to the Management Limited Partner whose LP Interest has been redeemed in respect of Common Interests, a Redemption Price equal to the Fair Market Value of such Common Interests measured as of the date of the Triggering Event; and

(b) In the event of a Bad Leaver Event, any Profits Interests of such Management Limited Partner shall be automatically terminated and forfeited.

(c) Notwithstanding Section 11.03(b), in the event of a redemption pursuant to Section 11.01 of LP Interests held by a Management Limited Partner where the Triggering Event is a termination of employment by a Management Limited Partner that is a Bad Leaver Event (but not a termination by BidCo or any of its Subsidiaries for Cause), the Partnership shall distribute to such Management Limited Partner:

(i) in respect of vested Time Vested Profits Interests (but not vested Performance Vested Profits Interests or unvested Profits Interests), a Redemption Price equal to the Fair Market Value of such vested Time Vested Profits Interests as of the Triggering Event to the extent that the General Partner in good faith determines that there are special or extenuating circumstances surrounding the Management Limited Partner’s termination of employment; and

(ii) if such termination occurs after an Additional Performance Vesting Event occurs, in respect of Vested Time Vested Profits Interests and Performance Vested Profits Interests for which the Additional Performance Vesting Event has occurred, a Redemption Price equal to the Fair Market Value of such Profits Interests as of the Triggering Event.

(d) The Redemption Price payable pursuant to this Section 11.03 shall be paid within six months and one day after the Bad Leaver Event and after the Redemption Price is determined (such date, the “Redemption Date”).

SECTION 11.04 Delay in Payment of the Redemption Price. Notwithstanding anything else in this Article XI, to the extent that paying the Redemption Price (or any installment thereof) to a Management Limited Partner would cause adverse consequences to the Partnership or its Subsidiaries under the terms of any debt agreements or similar instruments, the Partnership may delay the payment of the Redemption Price (or any installment thereof) until such later time as such payment would not reasonably be expected to result in adverse consequence under the terms of such debt agreements or similar instruments. If such delay extends for more than 45 days, interest on the unpaid balance will accrue at the AFR.

SECTION 11.05 Determination of Fair Market Value.

(a) As used in this Agreement, “Fair Market Value” of a Common Interest means, without regard for any valuation discounts, such as for the lack of marketability or minority interest, (i) if the Common Interests, or any form thereof, are publicly traded, the average of the closing prices of the Common Interests on the exchange on which the Common Interests, or any form thereof, are traded on the five consecutive trading days immediately preceding the date of determination, and (ii) in any other case, the value of the Common Interests as determined in the General Partner’s most recent annual valuation, adjusted by the General Partner for events taken as a whole affecting valuation that occur subsequent to the General Partner’s annual valuation but on or prior to the Triggering Event. The Fair Market Value for each Vested Profits Interest is equal to the (i) Fair Market Value of a Common Interest less (ii) the excess, if any, of the Hurdle Amount for such Vested Profits Interest over the aggregate distributions per Common Interest pursuant to Section 6.03(a) between the grant of such Profits Interest and such valuation.

(b) In the event that one or more affected Management Limited Partners disagrees with such valuation in good faith, such Management Limited Partners may require the Partnership to retain an independent appraiser, mutually agreeable to both the General Partner and such Management Limited Partners, to determine the fair market value of the LP Interests as of the Triggering Event. The price determined by such appraisal shall be deemed to be the Fair Market Value. The Partnership shall bear the cost of such appraisal; provided, however, that if the appraised value is 110% or less of the value reflected in the General Partner’s annual valuation, as adjusted, such Management Limited Partners will bear equally the cost of such appraisal.

SECTION 11.06 No Interest. Except as otherwise expressly provided in this Article XI, no interest shall be payable on the Redemption Price or any installment thereof.

SECTION 11.07 Additional Provisions.

(a) In lieu of distributing the Redemption Price to the Limited Partner whose LP Interests are the subject of a redemption pursuant to this Article XI, the Partnership may procure an existing Limited Partner (or, subject to Article X, another Person) to purchase such Limited Partner’s LP Interests from such Limited Partner at the applicable Redemption Price measured as of the Redemption Date, and such Limited Partner shall promptly sell its LP Interests to such existing Limited Partner (or other Person) at the Redemption Price free and clear of all Encumbrances except the terms of this Agreement.

(b) Following the Redemption Date, a Partner whose LP Interests are redeemed in full shall cease to be a Partner of the Partnership, shall not be entitled to any further interest in the income and losses of the Partnership (other than the Redemption Price) and shall thereafter be a “Former Partner”.

ARTICLE XII.

MISCELLANEOUS

SECTION 12.01 Amendments; Waivers.

(a) The General Partner may, without the approval of any Limited Partner, amend or waive any provision of this Agreement, provided that the written consent of each Limited Partner shall be required for any such amendment or waiver that materially and adversely affects (i) such Limited Partner’s proportionate interest in any distributions or allocations (including the timing thereof) of the Partnership in a manner disproportionate to the other Limited Partners or (ii) such Limited Partner’s substantive rights as a Limited Partner of the Partnership. No such amendment or waiver shall be effective against a Limited Partner without the consent of such Limited Partner. The General Partner shall deliver to each Limited Partner a copy of each amendment of this Agreement prior to the effective date of such amendment. Notwithstanding the foregoing, the issuance of additional LP Interests in accordance with the terms of this Agreement shall not be deemed to be an amendment or waiver to which this Section 12.01 applies.

(b) Notwithstanding Section 12.01(a), the General Partner may amend LP Interest Agreements without the consent of any Limited Partner in order to reflect changes with respect to the LP Interests that have occurred in accordance with the terms of this Agreement.

SECTION 12.02 Approvals. Each Limited Partner agrees that, to the extent permitted by Law and except as otherwise provided in Section 12.01, for purposes of obtaining or granting the approval or consent of the Limited Partners pursuant to any provision of this Agreement that expressly requires such approval or consent with respect to any proposed action by the Partnership, the General Partner or any of its Affiliates, any of the following shall bind the Partnership, the General Partner and each Limited Partner and shall have the same legal effect as the written approval of the General Partner and each Limited Partner:

(a) with respect to any such proposed action affecting all or certain Management Limited Partners (but not any other Limited Partners), the written consent or approval of the General Partner and those affected Management Limited Partners having a majority of the Capital Account balances at such time of all such affected Management Limited Partners; or

(b) with respect to any such proposed action affecting all or certain Limited Partners (which includes but is not limited to Management Limited Partners), the written consent or approval of the General Partner and (i) those affected Limited Partners having at such time a majority of the Capital Account balances of such Limited Partners and also (ii) those affected Management Limited Partners having at that time a majority of the Capital Account balances of all Management Limited Partners; or

(c) with respect to all other proposed actions, the consent of the General Partner.

SECTION 12.03 Investment Representation.

(a) Each Partner, by executing this Agreement,

(i) represents and warrants that such Partner is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act

(ii) acknowledges that the LP Interests have not been registered under the Securities Act, the Delaware Securities Act or any other state securities laws because the Partnership is issuing the interest in reliance upon the exemptions from the registration requirements in such federal and state securities laws providing for issuance of securities not involving a public offering;

(iii) represents and warrants that it understands that, unless and until the LP Interests are registered, there are substantial restrictions on the transferability of the LP Interests and that such Partner must bear the economic risk of an investment in the LP Interests, for an indefinite period of time, because the LP Interests have not been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be sold, transferred, assigned, hypothecated, pledged, or otherwise disposed of unless they are registered under the Securities Act and under the applicable securities laws of such states, or an exemption from such registration is available;

(iv) represents and warrants that its interest in the Partnership has been acquired by it for its own account, for investment and not with a view to resale or distribution thereof and that it is fully aware that in agreeing to admit it as a Partner, the General Partner and the Partnership are relying upon the truth and accuracy of this representation and warranty;

(v) represents and warrants that it is aware that an investment in the Partnership involves a high degree of risk, it has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of its interest in the Partnership, and based on such Partner’s own knowledge and investigation of the Partnership and such Partner’s interest in the Partnership, the Partnership has given it the opportunity to perform its own due diligence;

(vi) represents and warrants that neither the Partnership nor any other person offered to sell the LP Interests to such Partner by means of any form of general advertising, such as media advertising or seminars; and

(vii) agrees and acknowledges that (i) there are no representations or warranties by the Partnership or any other Person relating to the Partnership or the transactions contemplated hereby, and (ii) such Partner has not relied and will not rely in respect of this Agreement or the transactions contemplated hereby upon any document or written or oral information previously furnished to or discovered by it.

(b) In addition, each Management Limited Partner acknowledges that he or she has carefully reviewed and fully understands all information requested by such Management Limited Partner and has made an independent investment decision to invest in Aquilex through the Partnership, without advice from or other reliance upon the General Partner, BidCo or OTPPB in connection with such decision. Each Management Limited Partner acknowledges that its investment decision was made independently and was not required by Aquilex or its Subsidiaries as a condition of his employment.

SECTION 12.04 Successors; Counterpart. This Agreement (i) shall be binding as to the executors, administrators, estates, heirs and legal successors of the Partners and (ii) may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

SECTION 12.05 Governing Law; Severability; Certain Matters as to the General Partner. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. In particular, it shall be construed to the maximum extent possible to comply with all of the terms and conditions of the Delaware Act. If it shall be determined by court order not subject to appeal or discretionary review that any provision or wording of this Agreement shall be invalid or unenforceable under the Delaware Act or other applicable Law, such invalidity or unenforceability shall not invalidate the entire Agreement, in which case this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable Law, and, in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

SECTION 12.06 Forum Selection. To the fullest extent permitted by Law, the General Partner and each Partner hereby agree that any claim, action or Proceeding by any Limited Partner seeking any relief whatsoever against any Partner or the Partnership based on, arising out of or in connection with this Agreement or the Partnership’s affairs shall be brought only in the State or the Federal courts located in Delaware, and not in any other State or Federal court in the United States of America or any court in any other country and the Partners consent to the jurisdiction of such courts. The General Partner and each Limited Partner acknowledge that, in the event of any breach of this provision, they have no adequate remedy at law and shall be entitled to injunctive relief to enforce the terms of this Section.

SECTION 12.07 Further Assurance. Each Limited Partner, upon the request of the General Partner, agrees to perform all further acts and to execute, acknowledge and deliver any documents that may reasonably be necessary to carry out the provisions of this Agreement.

SECTION 12.08 Filings. The General Partner shall promptly prepare, following the execution and delivery of this Agreement, any documents required to be filed and recorded, or, which are, in the General Partner’s discretion, appropriate for filing and recording, under the Delaware Act, and the General Partner shall promptly cause each such document to be filed and recorded in accordance with the Delaware Act and, to the extent required by local law, to be filed and recorded or notice thereof to be published in the appropriate place in each State in which the Partnership may hereafter establish a place of business. The General Partner shall also promptly cause to be filed, recorded and published such statements of fictitious business name and other notices, certificates, statements or other instruments required by any provision of any applicable Law of the United States or any State or other jurisdiction which governs the conduct of its business from time to time.

SECTION 12.09 Power of Attorney.

(a) Each Limited Partner does hereby constitute and appoint the General Partner as its true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign, deliver and file (i) a Certificate of Limited Partnership of the Partnership and any amendment thereof required because of an amendment to this Agreement or in order to effectuate any change in the membership of the Partnership, (ii) any amendments to this Agreement in accordance with Section 12.01, (iii) all agreements, instruments, documents and certificates required in connection with the exercise of OTPPB’s Drag-Along Rights in Section 9.03 (as OTPPB shall request) and (iv) all such other instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the State of Delaware or any other State, or any political subdivision or agency thereof, or any foreign country, to effectuate, implement and continue the valid and subsisting existence of the Partnership or to dissolve the Partnership. Such representatives and attorneys-in-fact shall not have any right, power or authority to amend or modify this Agreement when acting in such capacities.

(b) The power of attorney granted pursuant to this Section is coupled with an interest and shall (i) survive and not be affected by the subsequent death, incapacity, disability, dissolution, termination or bankruptcy of the Limited Partner granting such power of attorney or the transfer of all or any portion of such Limited Partner’s interest in the Partnership, and (ii) extend to such Limited Partner’s successors, assigns and legal representatives.

SECTION 12.10 No Bill for Partnership Accounting. Subject to mandatory provisions of law applicable to a Limited Partner and to circumstances involving a breach of this Agreement, each of the Partners covenants that it will not (except with the consent of the General Partner) file a bill for Partnership accounting. Each Special Management Limited Partner shall, upon request, receive a copy of the most recent annual financial statements of the Partnership and each of its Subsidiaries.

SECTION 12.11 Goodwill. No value shall be placed on the name or goodwill of the Partnership.

SECTION 12.12 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telex, facsimile or similar writing) and shall be given to such party at its address or telex or facsimile number set forth in a schedule filed with the records of the Partnership or such other address or telex or facsimile number as such party may hereafter specify for the purpose by notice in like manner to the General Partner (if such party is a Limited Partner) or to all the Limited Partners (if such party is the General Partner). Each such notice, request or other communication shall be effective (a) if given by telex or facsimile, when such telex or facsimile is transmitted to the telex or facsimile number specified pursuant to this Section and the appropriate answerback or confirmation is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the addresses specified pursuant to this Section 12.12.

SECTION 12.13 Headings. Section and other headings contained in this Agreement are for reference only and are not intended to describe, interpret, define or limit the scope or intent of this Agreement or any provision hereof.

54

General Partner Signature Page to the Agreement of Limited Partnership of

Aquilex Holdco L.P.

IN WITNESS WHEREOF, the undersigned has hereto executed this Agreement as of the day and year first above written.

AQUILEX HOLDCO L.P.

	By:	AQUILEX HOLDCO GP LLC
as its General Partner

		By:	Ontario Teachers Pension Plan
Board
as Sole Member

By:	/s/ Russell Hammond
Name: Russell Hammond
Title: Director

Limited Partner Signature Page to the Agreement of Limited Partnership of

Aquilex Holdco L.P.

IN WITNESS WHEREOF, the undersigned has hereto executed this Agreement as of the day and year first above written.

By:
Name:
Title:

ANNEX A

PARTNERSHIP INTERESTS

	GP Interest	Capital Contribution in respect of GP Interest			Capital Contribution in respect of Common Interests			Common Interests		Time Vested Profits Interests		Performance Vested Profits Interests		Capital Contribution in respect of Profits Interests
Aquilex Holdco GP LLC	1	$	[	]		$0		[	]	0		0		N/A
OTPPB	0		$0		$	[	]	[	][1]	0		0		N/A
Management Limited Partners in the Aggregate	0		$0		$	[	]	[	][2]	[	]	[	]	$0

TOTAL	1	$	[	]	$	[	]	[	]	[	]	[	]	$0

[1]	After the performance of the letter agreement between OTPPB and a member of Aquilex’s management dated as of December 15, 2008, “[ ]” will automatically be deleted and replaced with “[ ]”.
[2]	After the performance of the letter agreement between OTPPB and a member of Aquilex’s management dated as of December 15, 2008, “[ ]” will automatically be deleted and replaced with “[ ]”.

A-1